EXHIBIT 10.1

FOURTH AMENDMENT TO
CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) dated and effective as of September 11, 2024 (the “Fourth Amendment Effective Date”) by and among ACCURAY INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (the “Lenders”) and SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“SVB”), as the Administrative Agent (SVB, in such capacity, the “Administrative Agent”), and as the Issuing Lender and the Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of May 6, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of October 28, 2022, that certain Second Amendment to Credit Agreement dated as of November 20, 2023, that certain Third Amendment to Credit Agreement dated as of April 25, 2024 and as may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.
2.
Amendments to the Credit Agreement.
(a)
Conformed Credit Agreement. The Credit Agreement and Schedule 1.1A is hereby amended by deleting or moving the bold, stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~moved text~~), as applicable and adding or moving the bold, double-underlined text (indicated textually in the same manner as the following examples: added text or moved text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.
(b)
Exhibit G (Form of Liquidity Report). Exhibit G to the Credit Agreement (Form of Liquidity Report), is hereby added to the Credit Agreement in the form of Exhibit G as set forth on Annex B attached to this Amendment.
3.
Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

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(a)
This Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders. The Administrative Agent shall have received a fully executed copy of this Amendment.
(b)
Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)
Immediately after giving effect to this Amendment, the representations and warranties made by each Loan Party in this Amendment, the Credit Agreement, as amended by this Amendment and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
(d)
The Lenders and the Administrative Agent shall have received (i) all fees required to be paid pursuant to Section 5 below and (ii) all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel required to be paid hereunder or under any other Loan Document), to the extent provided in Section 10.5 of the Credit Agreement on or before the Fourth Amendment Effective Date.

Each Lender party hereto (including SVB) and the Administrative Agent, by delivering its signature page to this Amendment, shall be deemed to have accepted or been satisfied with (or waived) each condition set forth in this Section 3. The Administrative Agent shall notify the Lenders of the Fourth Amendment Effective Date upon the occurrence thereof, and such notice and the effectiveness of this Amendment shall be conclusive and binding upon all of the Lenders and all of the other parties to the Loan Documents and each of their successors and assigns; provided that, failure to give any such notice shall not affect the effectiveness, validity or enforceability of this Amendment. The parties hereto hereby agree that notwithstanding any other provision hereof, the Fourth Amendment Effective Date is September 11, 2024.

4.
Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)
This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(b)
Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to

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which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
5.
Payment of Costs and Expenses. The Borrower shall pay to the Administrative Agent (x) for the ratable account of each of the Lenders (including SVB) that consents to and enters into this Amendment by September 11, 2024, an amendment fee (the “Amendment Fee”) in the aggregate amount equal to 0.20% of the sum of such consenting Lenders’ outstanding Revolving Commitments and principal amount of Term Loans, in each case, as of the Fourth Amendment Effective Date and (y) all reasonable costs, out-of-pocket expenses, and fees and charges of every kind of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement. The Amendment Fee shall be deemed fully earned on the Fourth Amendment Effective Date and shall be due and payable in full on the Fourth Amendment Effective Date and shall be nonrefundable once paid. All fees payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.
6.
Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed and interpreted in accordance with the internal laws (and not the conflict of law rules) of the State of New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.
7.
Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
8.
Effect on Loan Documents.
(a)
The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. Nothing contained in this Amendment shall constitute a novation of the Obligations. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent

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any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)
To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(c)
This Amendment is a Loan Document.
9.
Release of Claims. Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever, in each case, arising out of, or in connection with, the Loan Documents and the transactions contemplated thereunder from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

10.
Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

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11.
Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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EXHIBIT 10.1

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ACCURAY INCORPORATED By: /s/ Ali Pervaiz Name: Ali Pervaiz Title: SVP, CFO

ADMINISTRATIVE AGENT, ISSUING LENDER, SWINGLINE LENDER AND AS A LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY

By: /s/ Adam Birnholz
Name: Adam Birnholz
Title: Vice President

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LENDER:

HSBC BANK US, NATIONAL ASSOCIATION

By: /s/ Kevin Filer
Name: Kevin Filer
Title: Director

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Annex A

Conformed Copy of the Credit Agreement

[See Attached]

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Execution Version

***Conformed to include changes pursuant to the ~~Third~~Fourth Amendment to Credit Agreement***

SENIOR SECURED CREDIT FACILITIES

CREDIT AGREEMENT

dated as of May 6, 2021,

among

ACCURAY INCORPORATED,
as the Borrower,

The Several Lenders from Time to Time PartY Hereto,

and

SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY, as Administrative Agent, Lead Arranger, Issuing Lender and Swingline Lender

Table of Contents

Page

SECTION 1 DEFINITIONS 1

1.1 Defined Terms 1

1.2 Other Definitional Provisions. 46

1.3 Rounding 47

1.4 Limited Condition Acquisitions 47

1.5 Rates. 47

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS 48

2.1 Term Commitments 48

2.2 Procedure for Term Loan Borrowing 48

2.3 Repayment of Term Loans 48

2.4 Revolving Commitments. 48

2.5 Procedure for Revolving Loan Borrowing 49

2.6 Swingline Commitment 49

2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. 50

2.8 [Reserved] 51

2.9 Fees. 51

2.10 Termination or Reduction of Revolving Commitments. 52

2.11 Optional Loan Prepayments. 52

2.12 Mandatory Prepayments. 53

2.13 Conversion and Continuation Options. 54

2.14 Limitations on SOFR Tranches 55

2.15 Interest Rates and Payment Dates. 55

2.16 Computation of Interest and Fees; Conforming Changes 55

2.17 Inability to Determine Interest Rate 56

2.18 Pro Rata Treatment and Payments. 58

2.19 Illegality; Requirements of Law. 60

2.20 Taxes. 62

2.21 Indemnity 66

2.22 Change of Lending Office 66

2.23 Substitution of Lenders 66

2.24 Defaulting Lenders. 67

2.25 [Reserved]. 70

2.26 Notes 70

2.27 Incremental Loans 70

SECTION 3 LETTERS OF CREDIT 73

3.1 L/C Commitment. 73

3.2 Procedure for Issuance of Letters of Credit 74

3.3 Fees and Other Charges. 75

3.4 L/C Participations; Existing Letters of Credit 75

3.5 Reimbursement. 76

3.6 Obligations Absolute 77

3.7 Letter of Credit Payments 77

3.8 Applications 77

3.9 Interim Interest 78

3.10 Cash Collateral. 78

3.11 Additional Issuing Lenders 79

3.12 Resignation of the Issuing Lender 79

3.13 Applicability of UCP and ISP 79

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Page

SECTION 4 REPRESENTATIONS AND WARRANTIES 79

4.1 Financial Condition. 80

4.2 No Change 80

4.3 Existence; Compliance with Law 80

4.4 Power, Authorization; Enforceable Obligations 80

4.5 No Legal Bar 81

4.6 Litigation 81

4.7 No Default 81

4.8 Ownership of Property; Liens; Investments 81

4.9 Intellectual Property 81

4.10 Taxes 81

4.11 Federal Regulations 82

4.12 Labor Matters 82

4.13 ERISA 82

4.14 Investment Company Act; Other Regulations 83

4.15 Subsidiaries 83

4.16 Use of Proceeds 83

4.17 Environmental Matters 84

4.18 Accuracy of Information, etc. 84

4.19 Security Documents. 85

4.20 Solvency 85

4.21 Regulation H 86

4.22 Designated Senior Indebtedness 86

4.23 Regulatory Matters. 86

4.24 Insurance 88

4.25 No Casualty 89

4.26 [Reserved]. 89

4.27 [Reserved] 89

4.28 OFAC 89

4.29 Anti-Corruption Laws 89

SECTION 5 CONDITIONS PRECEDENT 89

5.1 Conditions to Effectiveness 89

5.2 Conditions to Initial Extension of Credit 90

5.3 Conditions to Each Extension of Credit 93

5.4 Post-Closing Conditions Subsequent 94

SECTION 6 AFFIRMATIVE COVENANTS 94

6.1 Financial Statements 94

6.2 Certificates; Reports; Other Information 95

6.3 [Reserved]. 96

6.4 Payment of Obligations 96

6.5 Maintenance of Existence; Compliance 97

6.6 Maintenance of Property; Insurance 97

6.7 Inspection of Property; Books and Records; Discussions 97

6.8 Notices. 97

6.9 Environmental Laws. 99

6.10 Operating Accounts 99

6.11 [Reserved] 99

6.12 Additional Collateral, Etc. 99

6.13 Loan Party EBITDA Coverage 102

6.14 Use of Proceeds 102

6.15 Designated Senior Indebtedness 102

6.16 Anti-Corruption Laws; Sanctions 102

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Page

6.17 Further Assurances 103

SECTION 7 NEGATIVE COVENANTS 103

7.1 Financial Condition Covenants. 103

7.2 Indebtedness 104

7.3 Liens 106

7.4 Fundamental Changes 107

7.5 Disposition of Property 108

7.6 Restricted Payments 109

7.7 [Reserved]. 111

7.8 Investments 111

7.9 ERISA 114

7.10 Payments and Modifications of Certain Preferred Stock and Debt Instruments. 114

7.11 Transactions with Affiliates 115

7.12 Sale Leaseback Transactions 115

7.13 Swap Agreements 115

7.14 Accounting Changes 115

7.15 Negative Pledge Clauses 115

7.16 Clauses Restricting Subsidiary Distributions 115

7.17 Lines of Business 116

7.18 [Reserved] 116

7.19 [Reserved]. 116

7.20 Amendments to Organizational Agreements. 116

7.21 Use of Proceeds 116

7.22 Subordinated Indebtedness. 117

7.23 Anti-Terrorism Laws. 117

7.24 Limitations on Morphormics, Inc. 117

SECTION 8 EVENTS OF DEFAULT 117

8.1 Events of Default 117

8.2 Remedies Upon Event of Default 120

8.3 Application of Funds 121

SECTION 9 THE ADMINISTRATIVE AGENT 122

9.1 Appointment and Authority. 122

9.2 Delegation of Duties 123

9.3 Exculpatory Provisions 123

9.4 Reliance by Administrative Agent 124

9.5 Notice of Default 124

9.6 Non-Reliance on Administrative Agent and Other Lenders 125

9.7 Indemnification 125

9.8 Agent in Its Individual Capacity 126

9.9 Successor Administrative Agent. 126

9.10 Collateral and Guaranty Matters 127

9.11 Administrative Agent May File Proofs of Claim 128

9.12 No Other Duties, etc 129

9.13 Cash Management Bank and Qualified Counterparty Reports 129

9.14 Erroneous Payments 129

9.15 Certain ERISA Matters. 131

9.16 Survival 132

SECTION 10 MISCELLANEOUS 132

10.1 Amendments and Waivers. 132

10.2 Notices 134

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Page

10.3 No Waiver; Cumulative Remedies 136

10.4 Survival of Representations and Warranties 136

10.5 Expenses; Indemnity; Damage Waiver. 136

10.6 Successors and Assigns; Participations and Assignments. 138

10.7 Adjustments; Set-off. 142

10.8 Payments Set Aside 143

10.9 Interest Rate Limitation 143

10.10 Counterparts; Electronic Execution of Assignments. 143

10.11 Severability 144

10.12 Integration 144

10.13 GOVERNING LAW 144

10.14 Submission to Jurisdiction; Waivers 144

10.15 Acknowledgements 145

10.16 Releases of Guarantees and Liens. 146

10.17 Treatment of Certain Information; Confidentiality 146

10.18 Automatic Debits 147

10.19 Judgment Currency 147

10.20 Patriot Act; Other Regulations 148

10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 148

10.22 Acknowledgement Regarding Any Supported QFCs 148

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Schedules

Schedule 1.1A: Commitments

Schedule 1.1B Existing Letters of Credit

Schedule 4.4: Governmental Approvals, Consents, Authorizations, Filings and Notices

Schedule 4.13: ERISA Plans

Schedule 4.15: Subsidiaries

Schedule 4.17: Environmental Matters

Schedule 4.19(a): Financing Statements and Other Filings

Schedule 7.2(d): Product Recalls and Market Withdrawals

Schedule 7.2(d): Existing Indebtedness

Schedule 7.3(f): Existing Liens

Exhibits

Exhibit A: Form of Guarantee and Collateral Agreement

Exhibit B: Form of Compliance Certificate

Exhibit C: Form of Secretary’s/Managing Member’s Certificate

Exhibit D: Form of Solvency Certificate

Exhibit E: Form of Assignment and Assumption

Exhibits F-1 – F-4: Forms of U.S. Tax Compliance Certificate

Exhibit G: ~~[Reserved]~~Liquidity Report

Exhibit H-1: Form of Revolving Loan Note

Exhibit H-2: Form of Swingline Loan Note

Exhibit H-3: Form of Term Loan Note

Exhibit I: [Reserved]

Exhibit J: Form of Collateral Information Certificate

Exhibit K: Form of Notice of Borrowing

Exhibit L: Form of Notice of Conversion/Continuation

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CREDIT AGREEMENT

THIS Credit Agreement (this “Agreement”), dated as of May 6, 2021, is entered into by and among ACCURAY INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to this Agreement (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, together with any successors and assigns in such capacities, the “Administrative Agent”).

recitals:

WHEREAS, the Borrower desires to obtain financing to refinance (x) the Existing Credit Facilities (as defined below) and (y) a substantial portion of the Borrower’s 3.75% Convertible Senior Notes due July 15, 2022 (the “2022 Notes” (which term shall include any permitted refinancing thereof)), as well as for working capital financing, letter of credit facilities and other general corporate purposes;

Whereas, the Lenders have agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate principal amount not to exceed $120,000,000, consisting of a term loan facility in the aggregate principal amount of $80,000,000, and a revolving loan facility in an aggregate principal amount of up to $40,000,000, including a letter of credit sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility); and a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility);

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets; and

WHEREAS, each of the Guarantors has agreed to guarantee the Obligations of the Borrower and to secure its respective Obligations in respect of such guarantee by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets.

Now, Therefore, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS
1.1
Defined Terms

. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2022 Notes”: as defined in the Recitals hereto.

“2026 Notes”: the 3.75% convertible senior notes due June 1, 2026, issued pursuant to the indenture, to be dated on or about the Closing Date, between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, in an original principal amount of $100,000,000.

“ABR”: for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% or (c) Adjusted Term SOFR for a one-month tenor in effect on such day (taking into account the Floor set forth in the definition of “Adjusted Term SOFR”) plus 1%. Any change in the ABR due to a change in any of the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, as the case may be, shall be effective as of the opening of business on the effective day of the change in such rates.

“ABR Loans”: Loans, the rate of interest applicable to which is based upon the ABR.

“ABR Term SOFR Determination Day”: as defined in the definition of “Term SOFR”.

“Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent”: SVB, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender”: as defined in Section 2.23.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, neither the Administrative Agent nor the Lenders shall be deemed Affiliates of the Loan Parties as a result of the exercise of their rights and remedies under the Loan Documents.

“Agent Parties”: as defined in Section 10.2(c)(ii).

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) without duplication of clause (b), the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) without duplication of clause (a), the aggregate amount of such Lender’s Term Commitments then in effect, (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (d) without duplication of clause (b), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment of such Lender).

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 10.19.

“Applicable Margin”: initially, the rates per annum corresponding to Level II in the tables below; provided that commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of the Borrower and its Subsidiaries in respect of the fiscal quarter of the Borrower and its Subsidiaries ending June 30, 2021, together with a Compliance Certificate in respect thereof as contemplated by Section 6.2(b)(i), “Applicable Margin” shall mean the rate per annum set forth under the relevant column heading below:

TERM LOANS AND REVOLVING LOANS

Level	Consolidated Senior Net Leverage Ratio	SOFR Loans	ABR Loans/Swingline Loans	Commitment Fee Rate
I	≥3.00: 1.00	3.25%	2.25%	0.40%
II	≥ 2.00:1.00 but < 3.00:1.00	3.00%	2.00%	0.35%
III	≥1.00:1.00 but < 2.00:1.00	2.75%	1.75%	0.30%
IV	<1.00:1.00	2.50%	1.50%	0.25%

Notwithstanding the foregoing, (a) if the financial statements required by Section 6.1 and the related Compliance Certificate required by by Section 6.2(b)(i) are not delivered by the respective date required thereunder after the end of any related fiscal quarter of the Borrower, the Applicable Margin shall be the rates corresponding to Level I in the foregoing tables until such financial statements and Compliance Certificate are delivered, and (b) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Administrative Agent determines that (x) the Consolidated Senior Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Consolidated Senior Net Leverage Ratio would have resulted in lower pricing for such period, neither the Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to the Borrower.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition of property permitted by clauses (a) through (l) and (o) through (q) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Available Revolving Commitment”: ~~at any time~~from and after the Fourth Amendment Effective Date, an amount equal to (a) the lower of (i) the Total Revolving Commitments as in effect at such time, and (ii) $20,000,000 minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(b)(iv).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other Insolvency Proceedings).

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy.”

“Benchmark”: initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(b)(i).

“Benchmark Replacement”: with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(b).

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“Blocked Person”: as defined in Section 7.23.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing”: a borrowing consisting of simultaneous Loans of the same Type and, in the case of a SOFR Borrowing, having the same Interest Period made by the Lenders.

“Borrowing Date”: any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of California are authorized or required by law to close.

“Capital Expenditures”: for any period, the aggregate of all expenditures during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property or equipment” or similar items reflected in the financial statements of the Borrower and its consolidated Subsidiaries for such period.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, that for all purposes hereunder, any obligations of such Person that would have been treated as operating leases in accordance with Accounting Standards Codification 840 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants, without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.

“Capital Stock”: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. For purposes of clarification, Convertible Indebtedness (including, but not limited to, Permitted Convertible Indebtedness) shall not constitute Capital Stock.

“Cash Collateralize”: to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other reasonably satisfactory credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender; (b) unless otherwise waived (or reduced by) the applicable Cash Management Bank, with respect to Obligations arising under any Cash Management Agreement in connection with Cash Management Services, the applicable Cash Management Bank, for its own or any of its applicable Affiliate’s benefit, as provider of such Cash Management Services, cash or deposit account balances having an aggregate value of 103% of the aggregate Obligations arising under such Cash Management Agreement evidencing such Cash Management Services or, if the applicable Cash Management Bank shall agree in its sole discretion, other reasonably satisfactory credit support, in each case pursuant to documentation in form and substance satisfactory to such Cash Management Bank; or (c) unless otherwise waived by the applicable Qualified Counterparty with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or deposit account balances or, if such Qualified Counterparty shall agree in its sole discretion, other reasonably satisfactory credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (i) in the case of any Group Member organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Group member is organized or has its principal place of business which are similar and of comparable credit quality to the items specified in clauses (b) through (i) above; or (j) investments permitted by the Borrower’s board-approved investment policy as in effect on the Effective Date or as otherwise modified with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

“Cash Management Agreement”: as defined in the definition of “Cash Management Services.”

“Cash Management Bank”: any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services”: cash management and other services provided to one or more of the Group Members by a Cash Management Bank which may include treasury, depository, return items, netting, overdraft, controlled disbursement, merchant store value cards, e‑payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, employee credit card programs, business credit card (including so-called "purchase cards", "procurement cards" or "p‑cards"), credit card processing services, debit cards, stored value cards, check cashing services identified in such Cash Management Bank’s various cash management services or other similar agreements (each, a “Cash Management Agreement”).

“Casualty Event”: any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties.

“Certificated Securities”: as defined in Section 4.19(a).

“Change of Control”: (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) at any time except as permitted pursuant to Sections 7.4 (other than Section 7.4(b)(i)(B)) and 7.5 (other than Section 7.5(d)(iii)), Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each other Loan Party free and clear of all Liens other than Liens permitted by Section 7.3 (except as a result of any disposition, liquidation or merger permitted hereunder; or (c) a “change of control,” “fundamental change” or any comparable term or similar event under any agreement governing Permitted Convertible Indebtedness or any other Indebtedness of the Group Members in an aggregate principal amount in excess of $5,000,000, in each case that permits the holder of such Indebtedness to require repayment, redemption, purchase, retirement, defeasance, sinking fund, settlement, conversion or similar payment with respect to all or part of the principal amount thereof prior to the scheduled maturity thereof.

“Closing Date”: the date on which all of the conditions precedent set forth in Section 5.2 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders with respect to the initial extension of Term Loans and Revolving Commitments.

“Code”: the U.S. Internal Revenue Code of 1986.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. For the avoidance of doubt, no Excluded Asset shall constitute “Collateral”.

“Collateral Information Certificate”: the Collateral Information Certificate to be executed and delivered by the Borrower pursuant to Section 5.2, substantially in the form of Exhibit J.

“Collateral-Related Expenses”: all reasonable costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent’s and its agents and counsel, and reimbursement for all other reasonable costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment”: as to any Lender, the sum of its Term Commitment and its Revolving Commitment.

“Commitment Fee Rate”: initially, the rates per annum corresponding to Level II in the table set forth under the relevant column set forth the definition of Applicable Margin; provided that commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of the Borrower and its Subsidiaries in respect of the fiscal quarter of the Borrower and its Subsidiaries ending June 30, 2021, together with a Compliance Certificate in respect thereof as contemplated by by Section 6.2(b)(i), “Commitment Fee rate” shall mean the rate per annum set forth under the relevant column heading set forth in the definition of Applicable Margin.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Communications”: as defined in Section 10.2(c)(ii).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conforming Changes”: with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures”: for any period, with respect to the Group Members, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Group Members) by such Group Members during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Group Members; provided that “Consolidated Capital Expenditures” shall not include (a) expenditures in respect of normal replacements and maintenance which are properly charged to current operations, (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) expenditures made as a tenant as leasehold improvements during such period to the extent reimbursed by the landlord during such period, (d) expenditures for replacements, restorations or substitutions for assets to the extent made with the net cash proceeds of a Disposition permitted by Section 7.5, (e) expenditures for any asset acquired in exchange for an existing asset (but only to the extent of the value of such existing asset), (f) expenditures that constitute a Permitted Acquisition, (g) expenditures made during such period to the extent made with the identifiable proceeds of a substantially contemporaneous issuance of equity by the Borrower, or (h) expenditures that, pursuant to a written agreement, are reimbursed (or reimbursable and reasonably expected to be received in cash within 120 days of the last day of such period) by a third Person (excluding a Group Member).

“Consolidated EBITDA”: with respect to the Borrower and its consolidated Subsidiaries for any period,

(a) Consolidated Net Income, plus

(b) the sum, without duplication, of the amounts for such period but solely to the extent deducted in calculating Consolidated Net Income, for such period of:

(i) Consolidated Interest Expense, plus

(ii) provisions for taxes based on income, profits and capital gain and franchise taxes, plus

(iii) total depreciation expense, plus

(iv) total amortization expense, plus

(v) other non‑cash items reducing Consolidated Net Income (excluding any such non‑cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), plus

(vi) losses in connection with casualty events to the extent covered by insurance with respect to which the applicable insurer has assumed responsibility (without regard to proceeds of business interruption insurance), plus

(vii) costs and expenses relating to the Loan Documents, the refinancing of the Existing Credit Facility, the retirement or exchange of the 2022 Notes and the incurrence of the 2026 Notes, plus

(viii) other extraordinary, unusual or nonrecurring losses, charges or expenses approved by the Administrative Agent in writing as an ‘add back’ to Consolidated EBITDA (such approval not to be unreasonably withheld, conditioned or delayed), plus

(ix) non-cash charges for employee compensation plans (including stock option compensation), plus

(x) one-time expenses attributable to the procurement and implementation of a new enterprise resource planning system in an amount not to exceed $2,000,000 in any trailing four quarter period and $4,000,000 during the term of this Agreement, plus

(xi) the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs) and operating expense reductions attributable to operating improvements, strategic initiatives, synergies or other actions actually taken (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action actually taken, net of the amount of actual benefits realized during such period from such actions) that are projected by the Borrower in good faith to be realized within 12 months of the last day of such period (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs) and operating expense reductions had been realized on the first day of such period, in each case, net of the amount of actual benefits realized prior to or during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); and provided further that (A) the aggregate amount added back pursuant to this clause (xi) and clause (xii) below shall not exceed for any period of four consecutive fiscal quarters, the amount by which 12.5% of Consolidated EBITDA for such period (calculated prior to giving effect to any such adjustments) exceeds the aggregate amounts added back pursuant to clause (xiii) and (xiv) below for such period, (B) no such amounts added back pursuant to this clause (xi) shall be duplicative of any expense or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) no adjustments pursuant to this clause (xi) may be attributable to the implementation of the Group Member’s new enterprise resource planning system, plus

(xii) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any such costs incurred in connection with acquisitions or divestitures after the Closing Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets (including unused warehouse space costs) and new product introductions (including labor costs, scrap costs and lower absorption of costs, including due to decreased productivity and greater inefficiencies), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing; provided that the aggregate amount added back pursuant to this clause (xii) and clause (xi) above shall not exceed for any period of four consecutive fiscal quarters, the amount by which 12.5% of Consolidated EBITDA for such period (calculated prior to giving effect to any such adjustments) exceeds the aggregate amounts added back pursuant to clauses (xiii) and (xiv) below for such period, plus

(xiii) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost or other business optimization expense or cost (including any charges directly related to the implementation of cost-savings initiatives, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), in each case, associated with headcount reductions that occurred after September 30, 2023 and on or prior to the Third Amendment Effective Date (the “Specified Headcount Reduction”) and actually incurred and that is deducted (and not added back) in such period in computing Consolidated Net Income; provided that the aggregate amount added back pursuant to this clause (xiii) shall not exceed for (I) the trailing twelve month period ending March 31, 2024, $2,633,000, (II) the trailing twelve month period ending June 30, 2024, $2,633,000, (III) the trailing twelve month period ending September 30, 2024, $2,633,000 and (IV) the trailing twelve month period ending December 31, 2024 and thereafter $0, plus

(xiv) the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings) and operating expense reductions attributable to the Specified Headcount Reduction (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action actually taken, net of the amount of actual benefits realized during such period from the Specified Headcount Reduction) that are projected by the Borrower in good faith to be realized within 12 months of the last day of such period (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings) and operating expense reductions had been realized on the first day of such period, in each case, net of the amount of actual benefits realized prior to or during such period from the Specified Headcount Reduction; provided that such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); and provided further that (A) no such amounts added back pursuant to this clause (xiv) shall be duplicative of any expense or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (B) the aggregate amount added back pursuant to this clause (xiv) shall not exceed for (I) the trailing twelve month period ending March 31, 2024, $6,836,000, (II) the trailing twelve month period ending June 30, 2024, $3,798,000, (III) the trailing twelve month period ending September 30, 2024, $760,000 and (IV) the trailing twelve month period ending December 31, 2024 and thereafter $0, plus

(xv) Public Company Costs paid in cash during such period, plus

(xvi) proceeds from business interruption insurance received during such period (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income), plus

(xvii) any fees, costs, expenses or charges related to any actual, proposed or contemplated issuance of Capital Stock, Investment, acquisition, disposition outside of the ordinary course of business, recapitalization or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration, of the Permitted Convertible Indebtedness, this Agreement, any other credit facilities, and (ii) any amendment, waiver or other modification of the Permitted Convertible Indebtedness, this Agreement, any other Indebtedness or any issuance of Capital Stock, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income, plus

(xviii) contingent obligations, purchase price adjustments, milestone payments, earn-out payments and indemnity obligations incurred in connection with any Permitted Acquisition, minus

(c) the sum, without duplication of the amounts for such period of:

(i) non‑cash items increasing Consolidated Net Income for such period (excluding any such non‑cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus

(ii) interest income increasing Consolidated Net Income for such period, plus

(iii) capitalized software development costs (other than those with respect to the Group Member’s enterprise resource planning system in an amount not to exceed $10,000,000 during the term of this Agreement) and capitalized sales commissions less current amortized sales commission from prior capitalized commissions;

provided that, without duplication of any adjustment set forth above, Consolidated EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any similar permitted Investment or any disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period and in accordance with Regulation S-X promulgated by the SEC.

The parties hereto agree that Consolidated EBITDA for the fiscal quarter ending (i) on June 30, 2020 is $10,005,000 (ii) on September 30, 2020 is $9,033,000 (iii) on December 31, 2020 is $13,513,000 and (iv) on March 31, 2021 is $8,717,000.

Consolidated Fixed Charge Coverage Ratio”: with respect to the Group Members for any period of four consecutive fiscal quarters, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) the portion of taxes based on income actually paid in cash (net of any cash refunds received) during such period (including for purposes hereof, tax distributions made during such period) minus (iii) Consolidated Capital Expenditures (including capitalized software development costs only to the extent not deducted in calculating Consolidated EBITDA but excluding the amount of Consolidated Capital Expenditures funded with the Loans not to exceed (A) $3,000,000 for any trailing four quarter period ending between September 30, 2022 through December 31, 2022, (B) $6,000,000 for the trailing four quarter period ending March 31, 2023, (C) $8,000,000 for the trailing four quarter period ending June 30, 2023, and (D) an unlimited amount thereafter, in each case, incurred in connection with such expenditures) minus (iv) cash dividends, management fees, distributions (other than tax distributions) and other Restricted Payments paid to any Person that is not a Loan Party during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: with respect to the Group Members for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) scheduled payments made during such period on account of principal of Indebtedness of the Group Members (including scheduled principal payments in respect of the Term Loans but excluding any repayments of Revolving Loans to the extent not accompanied by a concurrent and permanent reduction of the Revolving Commitment, repayments of Permitted Convertible Indebtedness, mandatory prepayments required by Section 2.12 and repayments of any intercompany Investments); provided that, for the fiscal quarter ending (x) September 30, 2021, the amount of Consolidated Fixed Charges for such fiscal quarter shall be the amount of Consolidated Fixed Charges for such fiscal quarter multiplied by 4, (y) December 31, 2021, the amount of Consolidated Fixed Charges for such fiscal quarter shall be the sum of the amount of Consolidated Fixed Charges for such fiscal quarter plus the amount of Consolidated Fixed Charges for the fiscal quarter ending September 30, 2021 multiplied by 2, and (z) March 31, 2022, the amount of Consolidated Fixed Charges for such fiscal quarter shall be the sum of the amount of Consolidated Fixed Charges for the fiscal quarters ending September 30, 2021, December 31, 2021 and March 31, 2022 multiplied by 4/3.

“Consolidated Interest Expense”: for any period, total interest cash expense (including that attributable to Capital Lease Obligations) of the Group Members for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Consolidated Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with a Group Member, (b) the income (or deficit) of any such Person (other than a Subsidiary of the Borrower) in which a Group Member has an ownership interest, except to the extent that any such income is actually received by a Group Member in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Senior Indebtedness”: as of any date of determination, all Consolidated Total Indebtedness, but excluding Subordinated Indebtedness and Permitted Convertible Indebtedness.

“Consolidated Senior Net Leverage Ratio”: as at the last day of any period of twelve (12) consecutive months, the ratio of (a) the Consolidated Senior Indebtedness on such day minus up to $25,000,000 of Qualified Cash to (b) the Consolidated EBITDA for such period.

“Consolidated Total Indebtedness”: as of any date of determination, all Indebtedness of the Group Members, including, without limitation Indebtedness in respect of borrowed money, undrawn Letters of Credit, all drawn Letters of Credit for which the drawing thereunder has not been reimbursed, all Capital Lease Obligations, and the outstanding amount of any earn outs, hold backs and other obligations for deferred payments of consideration with respect to Permitted Acquisitions to the extent such obligations have become a liability on the balance sheet of the Group Members in accordance with GAAP.

“Consolidated Total Net Leverage Ratio”: as at the last day of any period of twelve (12) consecutive months, the ratio of (a) the Consolidated Total Indebtedness on such day minus up to $25,000,000 of Qualified Cash to (b) the Consolidated EBITDA for such period.

“Contract”: any contract, agreement, indenture, note, bond, loan, instrument, guarantee, deed, mortgage, lease, sublease, license, sublicense, other arrangement or agreement or undertaking (whether written, electronic or oral and whether express or implied) that is or purports by its terms to be legally binding, and including all amendments thereto.

“Contractual Obligation”: as to any Person, obligation under any Contract.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”: any account control agreement in form and substance reasonably satisfactory to the Administrative Agent entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary at which a Loan Party maintains a Securities Account, such Loan Party, and the Administrative Agent pursuant to which the Administrative Agent obtains springing control (within the meaning of the UCC or any other applicable law) over such Deposit Account or Securities Account.

“Convertible Indebtedness”: Indebtedness (including Permitted Convertible Indebtedness), the terms of which provide for conversion into or exchange for Capital Stock, cash or a combination thereof (or other reference property).

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such

SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Amount”: as defined in Section 2.12(e).

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: as defined in Section 2.15(c).

“Defaulting Lender”: subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.

“Deposit Account”: any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Deposit Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent is granted “springing control” (for purposes of the UCC) over such Deposit Account.

“Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date”: as defined in the definition of “Pro Forma Basis”.

"Device": any instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory, which is (a) recognized in the official National Formulary, or the United States Pharmacopeia, or any supplement to them, (b) intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, (c) intended to affect the structure or any function of the body of man or other animals; and which does not achieve its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of its primary intended purposes, or (d) any product otherwise classified as a "device" under the FD&C Act.

"Device Approval Application": with respect to any Device, a premarket approval application (PMA) submitted under Section 515 of the FD&C Act (21 U.S.C. § 360e), a de novo request submitted under Section 513(f) of the FD&C Act (21 U.S.C. § 360c(f)), or premarket notification submitted under Section 510(k) of the FD&C Act (21 U.S.C. § 360(k)), or any corresponding foreign application.

“Discharge of Obligations”: subject to Section 10.8, the satisfaction of the Obligations (including all such Obligations relating to Cash Management Services) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof or as otherwise may be reasonably satisfactory to the applicable Cash Management Bank or Qualified Counterparty) of the principal of and interest on or other liabilities relating to each Loan and any previously provided Cash Management Services, all fees and all other expenses or amounts payable under any Loan Document (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Cash Management Services, to the extent (a) any such Obligations in respect of Specified Swap Agreements have, if required by any applicable Qualified Counterparties, been Cash Collateralized, (b) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof or as otherwise may be reasonably satisfactory to the applicable Cash Management Bank), (c) no Obligations in respect of any Cash Management Services are outstanding (or, as applicable, all such outstanding Obligations in respect of Cash Management Services have been Cash Collateralized in accordance with the terms hereof), and (d) the aggregate Commitments of the Lenders are terminated.

“Disposition”: with respect to any property (including, without limitation, Capital Stock of any Group Member), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) and any issuance of Capital Stock of any Group Member. The terms “Dispose” and “Disposed of” shall have correlative meanings. For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by the Borrower or (b) the issuance of Capital Stock that is not Disqualified Stock pursuant to the conversion or exchange of Permitted Convertible Indebtedness shall constitute a Disposition.

“Disqualified Lender”: (a) each lender designated by the Borrower in writing to the Administrative Agent on or before the Effective Date, (b) any other Persons who operates a company directly and primarily engaged in the business of developing, manufacturing and servicing radiation oncology devices as designated by the Borrower in writing to the Administrative Agent at any time after the Effective Date, and (c) in each case of the foregoing clauses (a) and (b), any of such Person’s Affiliates (other than any bona fide fund, investment vehicle, regulated banking entity or non-regulated lending entity that is (x) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business) that is clearly identifiable as an Affiliate on the basis of such Affiliate’s name. Any update to the list of Disqualified Lenders shall not become effective until five Business Days following delivery to the Administrative Agent by email and shall not apply retroactively to any prior assignment or participation interest or to any trade to acquire such participation interest. The list of Disqualified Lenders shall be made available by the Administrative Agent to the Lenders upon request. The Administrative Agent shall have no obligation to monitor any non-compliance by any Lender hereunder with respect to provisions relating to Disqualified Lenders or the disclosure of Confidential Information to any Disqualified Lender, and neither the Administrative Agent nor the Lenders shall be required to determine any such affiliation status pursuant to item (c) of this definition nor shall the Administrative Agent or any Lender by liable for failure to make any such determination.

“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Group Members may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends. Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to be paid upon liquidation, dissolution, winding up or pursuant to such other applicable statutory or regulatory obligations of the issuer of such Capital Stock will not constitute Disqualified Stock if the terms of such Capital Stock provide that such payments may not be made with respect to such Capital Stock unless such payments are made in accordance with Section 7.6 hereof and (ii) if such Capital Stock is issued pursuant to a plan or agreement for the benefit of the Borrower’s or its Subsidiaries’ employees or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Division”: in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act, or any analogous action taken pursuant to any other applicable Requirements of Law.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of the United States, and any state thereof or the District of Columbia.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders.

“Election Period”: as defined in Section 2.27(c).

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)); provided, that, “Eligible Assignee” shall not include any Disqualified Lender unless a Specified Event of Default has occurred and is continuing without the consent of the Borrower.

“Environmental Laws”: any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it pertains to exposure to Materials of Environmental Concern) or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Group Member directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate”: each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c), (m) or (n) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”: any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Loan Party or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Group Member may be directly or indirectly liable or (m) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code.

“ERISA Funding Rules”: the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Erroneous Payment”: as defined in Section 9.14(a).

“Erroneous Payment Deficiency Assignment”: as defined in Section 9.14(d).

“Erroneous Payment Return Deficiency”: as defined in Section 9.14(d).

“Erroneous Payment Subrogation Rights”: as defined in Section 9.14(d).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement.

“Excluded Subsidiary”: subject to Section 6.13, any Subsidiary that is (a) a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary, (b) a Foreign Subsidiary Holding Company, (c) an Immaterial Subsidiary, (d) each Subsidiary that is prohibited by any applicable Requirements of Law from guaranteeing the Obligations at the time such Subsidiary becomes a Subsidiary and for so long as such restriction or any replacement or renewal thereof is in effect or would require governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations (unless such consent, approval, license or authorization has been received), or (e) any other Subsidiary with respect to which, in the reasonable judgment of both the Administrative Agent and the Borrower, as agreed in writing, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided, that in any case of the foregoing, such Subsidiary is not otherwise required to become a Guarantor pursuant to Section 6.13.

“Excluded Swap Obligations”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Guarantee Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation. If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Agent”: individually or collectively as applicable (i) MidCap Financial Trust, a Delaware statutory trust, in its capacity as the administrative agent pursuant to the Existing Term Loan Facility, and (b) Midcap Funding IV Trust, a Delaware statutory trust, in its capacity as the administrative agent pursuant to the Existing Revolver Facility.

“Existing Credit Facilities”: (a) the Existing Revolver Facility and (b) the Existing Term Loan Facility.

“Existing Letters of Credit”: the letters of credit described on Schedule 1.1B.

“Existing Revolver Facility”: that certain Credit and Security Agreement (as may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date), dated as of June 14, 2017 by and among Borrower, TomoTherapy Incorporated, Existing Agent and the other parties party thereto.

“Existing Term Loan Facility”: that certain Credit and Security Agreement (as may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date), dated as of December 15, 2017 by and among Borrower, TomoTherapy Incorporated, Existing Agent and the other parties party thereto.

“Facility”: each of (a) the Term Facility, (b) the L/C Facility (which is a sub-facility of the Revolving Facility), (c) the Swingline Facility (which is a sub-facility of the Revolving Facility) and (d) the Revolving Facility.

“FASB ASC”: the Accounting Standards certification of the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

"FDA": the United States Food and Drug Administration and any successor agency or entity thereof or any analogous agency or entity in any other jurisdiction.

"FD&C Act": the United States Food, Drug and Cosmetic Act (21 U.S.C. 321 et seq., including, without limitation, the Electronic Product Radiation Control provisions and Medical Device provisions thereof (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder, or any analogous Requirements of Law in any other jurisdiction, including but not limited to the various states of the United States.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: the letter agreement dated April 14, 2021, between the Borrower and the Administrative Agent.

“Flood Laws”: the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Floor”: a rate of interest equal to 0.50% per annum.

“Flow of Funds Agreement”: the spreadsheet or other similar statement prepared by the Administrative Agent and approved by the Borrower regarding the disbursement of Loan proceeds, the funding and the payment of the fees and expenses of the Administrative Agent and the Lenders (including their respective counsel), and such other matters as may be agreed to by the Borrower, the Administrative Agent and the Lenders.

“Foreign Lender”: a Lender that is not a U.S. Person.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company”: any direct or indirect Domestic Subsidiary of the Borrower, substantially all of the assets of which consist of Capital Stock of or indebtedness issued by (a) one or more controlled foreign corporations (within the meaning of Section 957 of the Code) or (b) other Foreign Subsidiary Holding Companies; provided that for the avoidance of doubt TomoTherapy Incorporated shall not be deemed to be a Foreign Subsidiary Holding Company.

“Fourth Amendment Effective Date”: September 12, 2024.

“Fronting Exposure”: at any time there is a Defaulting Lender, as applicable, (a) with respect to the Issuing Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Office”: the Revolving Loan Funding Office or the Term Loan Funding Office, as the context requires.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative

Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or the adoption of IFRS.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any department, ministry, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing).

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: a collective reference to each Subsidiary of the Borrower which has become a Guarantor pursuant to the requirements of Section 6.12 and Section 6.13 hereof and the Guarantee and Collateral Agreement. Subject to Section 6.13, no Excluded Subsidiary shall be required to become a Guarantor.

"Healthcare Law": the laws, codes, policies and guidelines of all Governmental Authorities relating to the production, preparation, propagation, compounding, conversion, pricing, marketing, promotion, sale, distribution, coverage, or reimbursement of a drug, device, biological or other medical item, supply or service, including, without limitation, the U.S. Food, Drug and Cosmetic Act of 1938 (“FD&C Act”), 21 U.S.C. Ch. 9, as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder, billing and collection practices relating to the payment for healthcare services or supplies, the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal healthcare program anti- kickback statute (42 U.S.C. § 1320a- 7b),the Stark laws (42 U.S.C. § 1395nn), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347) the healthcare fraud, false statement and health information privacy and security provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act ("HIPAA"), the federal healthcare program civil money penalty and exclusion authorities 42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the statutes, regulations and binding directives of applicable federal healthcare programs of Medicare, Medicaid and other healthcare programs of other Governmental Authorities, including the Veterans Health Administration and United States Department of Defense healthcare and contracting programs, and the analogous Requirements of Law of any other jurisdiction.

“HIPAA”: has the meaning set forth in the definition of Healthcare Laws.

"IDE": an application, including an application filed with a Governmental Authority, for authorization to commence human clinical studies, including (a) an Investigational Device Exemption as defined in the FD&C Act or any successor application or procedure filed with the FDA, (b) an abbreviated IDE as specified in FDA regulations in 21 C.F.R. § 812.2(b), (c) any equivalent of a United States IDE in other countries or regulatory jurisdictions, (d) all amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing and (e) all related documents and correspondence thereto, including documents and correspondence with institutional review boards or IECs.

"IECs": independent ethics committees.

“IFRS”: international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Illegality Notice”: as defined in Section 2.19.

“Immaterial Subsidiary”: as of the last day of each fiscal quarter of the Borrower and at any other date of determination, any Subsidiary of the Borrower (other than a Guarantor) designated as such by the Borrower in writing and which as of such date (a) holds assets representing 5.0% or less of the Borrower’s consolidated total assets as of such date (determined in accordance with GAAP and excluding investments in Subsidiaries and intercompany receivables that would be eliminated in consolidated financial statements, and goodwill), (b) has generated less than 5.0% of the Borrower’s consolidated total revenues (excluding intercompany revenue that would be eliminated in consolidated financial statements) determined in accordance with GAAP for the four (4) consecutive fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Effective Date pursuant to Section 6.1(b); provided that all Subsidiaries that are individually “Immaterial Subsidiaries” shall not have aggregate consolidated total assets (excluding investments in subsidiaries and intercompany receivables that would be eliminated in consolidated financial statements, and goodwill) that would represent 10.0% or more of the Borrower’s consolidated total assets as of such date or have generated 10.0% or more of the Borrower’s consolidated total revenues (excluding any intercompany revenue that would be eliminated in consolidated financial statements) for such four (4) consecutive fiscal quarter period, in each case determined in accordance with GAAP, (c) owns no material Intellectual Property, and (d) is not the owner of Capital Stock of any Group Member that would not constitute an Immaterial Subsidiary.

“Increase Effective Date”: as defined in Section 2.27(d).

“Incremental Facility”: an Incremental Term Loan or Incremental Revolving Commitment.

“Incremental Joinder”: an instrument, in form and substance reasonably satisfactory to the Administrative Agent, by which a Lender becomes a party to this Agreement pursuant to Section 2.27.

“Incremental Term Loan”: as defined in Section 2.27(a).

“Incremental Revolving Commitment”: as defined in Section 2.27(b).

“Incurred”: as defined in the definition of “Pro Forma Basis”.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person’s business, (ii) any earn-out obligation if such obligation is not required to be reflected on the balance sheet in accordance with GAAP and (iii) accruals for payroll and other liabilities, including deferred compensation arrangements, in each case, accrued in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Stock, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such property secured or (ii) the amount of such Indebtedness of such other Person, and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5(b).

“Insolvency Proceeding”: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including any Debtor Relief Law.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”: an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date”: (a) as to any ABR Loan (including any Swingline Loan), the first Business Day of each calendar quarter to occur while such Loan is outstanding, (b) as to any SOFR Loan, (i) having an Interest Period of three (3) months or less, the last Business Day of such Interest Period and (ii) having an Interest Period longer than three (3) months, each Business Day that is three (3) months after the first day of such Interest Period, the last Business Day of such Interest Period, and (c) as to any Loan, the final maturity date of such Loan and the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any SOFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Loan and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Loan and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by the Borrower in a Notice of Conversion/Continuation delivered to the Administrative Agent not later than 10:00 A.M. on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)
if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)
the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of Revolving Facility) or beyond the Term Loan Maturity Date (in the case of Term Loans);
(iii)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
(iv)
no tenor that has been removed from this definition pursuant to Section 2.17(b) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“Inventory”: all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Group Member for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Group Member’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”: as defined in Section 7.8.

“IRS”: the U.S. Internal Revenue Service.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit (including, without limitation, each Existing Letter of Credit), and (b) any other Lender or Affiliate thereof that may become an Issuing Lender pursuant to Section 3.11 or 3.12, with respect to Letters of Credit issued by such Lender or its Affiliate. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution. For the avoidance of doubt, no Lender shall become an Issuing Lender unless it shall so agree.

“Issuing Lender Fees”: as defined in Section 3.3(a).

“Judgment Currency”: as defined in Section 10.19.

“L/C Advance”: each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment”: as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption, Incremental Joinder or amendment pursuant to which such L/C Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Commitment and the aggregate amount of the L/C Commitments shall not exceed the amount of the Total L/C Commitments at any time.

“L/C Disbursements”: a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time. The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility”: the L/C Commitments and the extensions of credit made thereunder.

“L/C Fee Payment Date”: as defined in Section 3.3(a).

“L/C Lender”: a Lender with an L/C Commitment.

“L/C Percentage”: as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.24.

“L/C-Related Documents”: collectively, each Letter of Credit (including any Existing Letter of Credit), all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances.

“LCA Election”: as defined in Section 1.4.

“LCA Test Date”: as defined in Section 1.4.

“Lenders”: as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the L/C Lenders, the Issuing Lender and the Swingline Lender.

“Letter of Credit”: as defined in Section 3.1(a); provided that such term shall include each Existing Letter of Credit.

“Letter of Credit Availability Period”: the period from and including the Closing Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees”: as defined in Section 3.3(a).

“Letter of Credit Fronting Fees”: as defined in Section 3.3(a).

“Letter of Credit Maturity Date”: the date occurring fifteen (15) days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any Permitted Acquisition or similar permitted Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing; provided, that, in the event the consummation of any such Permitted Acquisition or similar permitted Investment shall not have occurred on or prior to the date that is 120 days following the signing of the applicable Limited Condition Acquisition Agreement, such Permitted Acquisition shall no longer constitute a Limited Condition Acquisition for any purpose.

“Limited Condition Acquisition Agreement”: any agreement providing for a Limited Condition Acquisition.

“Liquidity”: at any time, the sum of (a) the aggregate amount of the Unrestricted Cash of the Loan Parties that is subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties (provided that such cash and Cash Equivalents shall not be required to be subject to a first priority Lien in favor of the Administrative Agent until the date that is 90 days after the Closing Date (or such later date as the Administrative Agent may consent in its sole and absolute discretion) and such Lien may be subject to such Liens and rights of set off as are set forth in the relevant Deposit Account Control Agreement or Securities Account Control Agreement, as the case may be, that governs the underlying Deposit Account or Securities Account), plus (b) the Available Revolving Commitment at such time.

“Liquidity Report”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit G.

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, each Security Document, each Note, the Fee Letter, each Assignment and Assumption, each Compliance Certificate, each Liquidity Report, each Notice of Borrowing, each Notice of Conversion/Continuation, the Solvency Certificate, each Incremental Joinder, each subordination agreement or intercreditor agreement entered into pursuant to this Agreement, the Collateral Information Certificate, each L/C-Related Document, and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 3.10, or otherwise, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: each Group Member that is a party to a Loan Document, as a Borrower or a Guarantor.

“Mandatory Prepayment Date”: as defined in Section 2.12(e).

“Market Withdrawal”: has the same meaning and usage as 21 C.F.R. 806.1(i) stating that a Person’s removal from any market or correction of a Product that involves a minor violation that would not be subject to legal action by the FDA or that involves no violation.

“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect on, the business, operations, assets, liabilities or financial condition of the Group Members, taken as a whole; (b) a material impairment in the perfection or priority of the Administrative Agent’s Lien in any material Collateral or in the value of such Collateral or a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any material Loan Document to which it is a party; or (c) a material impairment of the ability of Loan Parties taken as a whole to perform any of their payment or other material obligations under any Loan Document to which it is a party.

“Materials of Environmental Concern”: any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“MFN Protection”: as defined in Section 2.27(i).

“MidCap Payoff Letter”: a letter, in form and substance satisfactory to the Administrative Agent, dated as of a date on or prior to the Closing Date and executed by each of the Existing Agent and the Borrower to the effect that upon receipt by the Existing Agent of the “payoff amount” (however designated)

referenced therein, (a) the obligations of the Group Members under the Existing Credit Facilities shall be satisfied in full, (b) the Liens held by the Existing Agent for the benefit of the lenders under the Existing Credit Facilities shall terminate without any further action, and (c) the Borrower shall be entitled to file UCC-3 termination statements, USPTO releases, USCRO releases and any other releases reasonably necessary to further evidence the termination of such Liens

“Minority Lender”: as defined in Section 10.1(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties as to which, pursuant to Section 6.12(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time and in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has in the preceding six (6) years been obligated to make, contributions.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received in the form of cash and Cash Equivalents), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by any Group Member in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender”: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Note”: a Term Loan Note, a Revolving Loan Note or a Swingline Loan Note.

“Notice of Borrowing”: a notice substantially in the form of Exhibit K.

“Notice of Conversion/Continuation”: a notice substantially in the form of Exhibit L.

"NRC": the United States Nuclear Regulatory Commission, and any successor agency or entity thereof or any analogous agency or entity in any other jurisdiction.

“Obligations”: (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties (and the other Group Members in the cash of obligations in respect of Cash Management Services) to the Administrative Agent, the Issuing Lender, any other Lender, any applicable Cash Management Bank, and any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Cash Management Agreement, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender, any other Lender, any applicable Cash Management Bank, to the extent that any applicable Cash Management Agreement requires the reimbursement by any applicable Group Member of any such expenses, and any Qualified Counterparty) that are required to be paid by any Group Member pursuant any Loan Document, Cash Management Agreement, Specified Swap Agreement or otherwise, and (b) Erroneous Payment Subrogation Rights. For the avoidance of doubt, the Obligations shall not include (a) any obligations arising under any warrants or other equity instruments issued by any Loan Party to any Lender, or (b) solely with respect to any Guarantor that is not a Qualified ECP Guarantor, any Excluded Swap Obligations of such Guarantor.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents”: for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof) and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Participant”: as defined in Section 10.6(d).

“Participant Register”: as defined in Section 10.6(d).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Payment Conditions”: (a) immediately before and immediately after giving effect to the applicable payment or transaction, no Event of Default shall have occurred and be continuing, and (b) immediately after giving effect to the applicable payment or transaction, the Borrower is in pro forma compliance with all financial covenants set forth in Section 7.1.

“Payment Recipient”: as defined in Section 9.14(a).

“PBGC”: the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Periodic Term SOFR Determination Day”: as defined in the definition of “Term SOFR”.

"Permits": all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of the Borrower and each of its Subsidiaries required under any Requirement of Law applicable to the Group Members’ business or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Requirements of Law applicable to the business of the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, "Permits" includes all governmental authorizations and Product Authorizations of the Borrower and each of its Subsidiaries.

“Permitted Acquisition”: as defined in Section 7.8(k).

“Permitted Convertible Indebtedness”: the 2022 Notes and the 2026 Notes and any extension, refinancing, renewal, replacement, exchange or modification thereof provided that, in each such case, (a) as of the date of issuance thereof, such Indebtedness contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type (in each case, as determined by the Borrower in good faith); provided that the interest rate on such Indebtedness shall not exceed 5.0% per annum (other than with respect to the 2026 Notes which cannot exceed 4.00% per annum), (b) such Indebtedness is convertible or exchangeable into shares of common stock of the Borrower (or other securities of a successor Person following merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower, (c) other than the 2022 Notes (the outstanding principal amount of which at no time shall exceed $10,000,000) and 2026 Notes, such indebtedness shall have a stated final maturity date that is no earlier than the date 91 days after the Revolving Termination Date (the “Earliest Date”) and shall not be subject to any conditions that could result in such stated final maturity occurring earlier than the Earliest Date (it being understood that any conversion of such notes (whether into cash, shares of common stock in Borrower or any combination thereof), a repurchase of such notes on account of the occurrence of a “fundamental change” or any redemption of such notes at the option of the Borrower shall not be deemed to constitute a change in the stated final maturity thereof); provided that any Indebtedness incurred to refinance the 2026 Notes shall comply with this clause (c), (d) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such notes (whether into cash, shares of common stock in Borrower or any combination thereof), the occurrence of an event of default or a “fundamental change” or following Borrower’s election to redeem such notes) prior to the Earliest Date, (e) such Indebtedness shall be unsecured and no Group Member that is not a Loan Party shall have primary or Guarantee Obligations thereunder, and (f) any cross-default or cross acceleration (or comparable term or concept) provision contained in the agreements governing such Indebtedness that relates to indebtedness or other payment obligations of the Group Members contains a cure period of at least 30 calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under the cross defaulted obligation results in an event of default under such cross default or cross acceleration provision.

“Permitted Refinancing”: Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance (any of the foregoing, a “refinancing”), in whole or part, any Indebtedness referenced in Section 7.2; provided

(i)
such Indebtedness shall not have a greater principal amount than (w) the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced thereby plus (x) customary accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus (y) an amount equal to any existing commitments unutilized thereunder, plus (z) an amount equal to any other basket under Section 7.2 available for the incurrence of such Indebtedness; provided that any increase in such Indebtedness in reliance on this clause (z) shall reduce such other basket on a dollar-for-dollar basis;
(ii)
the Indebtedness being refinanced thereby shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained;
(iii)
such Indebtedness shall not at any time be incurred or guaranteed by any Person other than a Person that is an obligor or guarantor of the Indebtedness being refinanced thereby;
(iv)
if secured, such Indebtedness shall not be secured by property other than property securing the Indebtedness being refinanced thereby, and, if applicable, any after-acquired property that is affixed or incorporated into such assets and the proceeds and products thereof;
(v)
such Indebtedness shall not have a shorter average weighted maturity than the remaining average weighted maturity of the Indebtedness being refinanced, or a maturity shorter than the Indebtedness being refinanced;
(vi)
the terms of such Indebtedness other than fees and interest are not, taken as a whole, less favorable to the obligor thereunder than the terms of the Indebtedness being refinanced; and
(vii)
if the Indebtedness being refinanced is subordinated to repayment of the Obligations or the

Liens granted pursuant to the Loan Documents, such Indebtedness shall also be subordinated on terms no less favorable to the Administrative Agent and the Lenders as those that were applicable to the Indebtedness being refinanced.

“Person”: any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is or was at any time maintained or sponsored by any Group Member or to which any Group Member has ever made, or was obligated to make, contributions, (b) a Pension Plan, or (c) a Qualified Plan.

“Plan Asset Regulations”: 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform”: any of Debt Domain, DebtX, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Preferred Stock”: the preferred Capital Stock of the Borrower.

“Prime Rate”: greater of (a) 0.00% and (b) the rate of interest per annum published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by the Administrative Agent as its prime rate in effect at its principal office (such announced Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

"Product": any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Subsidiaries, and any such product in development or which may be developed; provided, that for purposes of Article IV, "Product" shall not include products designed, developed and manufactured by third parties that are not Affiliates of the Borrower or any of its Subsidiaries.

"Product Authorizations": any and all approvals (including pricing and reimbursement approvals), licenses, notifications, registrations or authorizations of any Governmental Authority necessary for the manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, IDEs, Device Approval Applications (including any supplements and amendments thereto) or similar applications, post- approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), labeling approvals, and technical, medical, and scientific licenses.

“Pro Forma Basis”: with respect to any calculation or determination for any period, in making such calculation or determination on the specified date of determination (the “Determination Date”):

(b)
pro forma effect will be given to any Indebtedness incurred by the Group Members (including by assumption of then outstanding Indebtedness or by a Person becoming a Subsidiary) (“Incurred”) after the beginning of the applicable period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of such period;

(c)
pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any Swap Agreement applicable to the Indebtedness) had been the applicable rate for the entire reference period;
(d)
Consolidated Fixed Charges related to any Indebtedness no longer outstanding or to be repaid or redeemed on the Determination Date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the Determination Date, will be excluded as if such Indebtedness was no longer outstanding or was repaid or redeemed on the first day of such period;
(e)
pro forma effect will be given to: (A) the acquisition or disposition of companies, divisions or lines of businesses by the Group Members, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the applicable period; and (B) the discontinuation of any discontinued operations but, in the case of Consolidated Fixed Charges, only to the extent that the obligations giving rise to Consolidated Fixed Charges will not be obligations of the Group Members following the Determination Date; in each case of clauses (A) and (B), that have occurred since the beginning of the applicable period and before the Determination Date as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of such period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be calculated in good faith by a responsible financial or accounting officer of the Borrower in accordance with Regulation S-X under the Securities Act based upon the most recent four full fiscal quarters for which the relevant financial information is available; it being agreed that such calculation will not be duplicative of any adjustments set forth in the definition of Consolidated EBITDA.

“Projected Pro Forma Financial Statements”: pro forma and projected balance sheets, income statements and cash flow statements and projections prepared by the Borrower and its consolidated Subsidiaries that give effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof, (ii) the incurrence of the 2026 Notes and (iii) the payment of fees and expenses in connection with the foregoing, in each case prepared as of December 31, 2020 and on a quarterly basis through the fiscal quarter ending June 30, 2022 and on an annual basis for each fiscal year thereafter through the term of this Agreement.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs”: as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act of 1933 (as amended, and the rules and regulations of the SEC promulgated thereunder, as amended) and the Securities Exchange Act of 1934 (as amended, and the rules and regulations of the SEC promulgated thereunder, as amended) or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Qualified Cash”: Unrestricted Cash held at such time by the Loan Parties in Deposit Accounts or Securities Accounts subject to a first priority perfected Lien in favor of the Administrative Agent.

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that is a Lender or an Affiliate of a Lender or, at the time such Specified Swap Agreement was entered into or as of the Effective Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, (a) each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation of such Guarantor provided in respect of, or the Lien granted by such Guarantor to secure, such Swap Obligation (or guaranty thereof) becomes effective with respect to such Swap Obligation, and (b) any other Guarantor that (i) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, or (ii) can cause another Person (including, for the avoidance of doubt, any other Guarantor not then constituting a “Qualified ECP Guarantor”) to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support, or other agreement” as contemplated by Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax‑qualified under Section 401(a) of the Code.

“Recipient”: the (a) Administrative Agent, (b) any Lender or (c) the Issuing Lender, as applicable.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Reference Time”: with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (ii) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing”: as defined in Section 2.11(b).

“Refunded Swingline Loans”: as defined in Section 2.7(b).

“Register”: as defined in Section 10.6(c).

“Regulation D”: Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay the Loans or other amounts pursuant to Section 2.12(e) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and that the Borrower (directly or indirectly through a Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire new or replacement assets or to repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire new or replacement assets or to repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one hundred eighty days (180) (or such longer period as the Administrative Agent may agree in its reasonable discretion) after such Reinvestment Event, and (b) the date on which the Borrower (or its Subsidiaries) shall have determined not to, or shall have otherwise ceased to, acquire new or replacement assets or not to repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender”: as defined in Section 2.23.

“Required Lenders”: at any time, (a) if only one Lender holds the outstanding Term Loans and the Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Term Loans and Revolving Commitments, then at least two unaffiliated Lenders who hold more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the outstanding principal amount of the Term Loans held by any Defaulting Lender and the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.

“Requirement of Law”: as to any Person, any law (including the Healthcare Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, for the avoidance of doubt, the Basel Committee on Banking Supervision and any successor thereto or similar authority or successor thereto), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: with respect to any Loan Party, the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of such Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of such Loan Party.

“Restricted Payments”: as defined in Section 7.6. For purposes of clarification, a conversion or exchange of any Convertible Indebtedness (in accordance with its terms) shall not constitute a Restricted Payment.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A, as such Schedule 1.1A may be amended from time to time pursuant to Section 2.27, if Incremental Revolving Commitments are advanced thereunder, or in the Assignment and Assumption, an Incremental Joinder or other amendment pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments and Incremental Facilities permitted hereunder). The original amount of the Total Revolving Commitments is $40,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments. Notwithstanding anything to the contrary contained herein, in no case shall more than $30,000,000 of Revolving Loans or Letters of Credit be outstanding on the Closing Date.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the aggregate undrawn amount of all outstanding Letters of Credit (including any Existing Letters of Credit) at such time, plus (c) such Lender’s L/C Percentage of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan Conversion”: as defined in Section 3.5(b).

“Revolving Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Note”: a promissory note in the form of Exhibit H-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments if all Lenders shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”: the earliest to occur of (x) May 6, 2026 and (y) the date which is ninety-one (91) days prior to the stated maturity of the 2026 Notes (other than any maturity occurring in connection with any refinancings, refundings, renewals or extensions of all or substantially all (it being understood that any refinancing, refunding, renewal or extension of all but $10,000,000 of outstanding principal amount of the 2026 Notes shall constitute substantially all of the 2026 Notes) the 2026 Notes (which results in the maturity date thereof being extended to a date which is at least ninety-one (91) days after May 6, 2026)).

“S&P”: Standard & Poor’s Ratings Services.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanction(s)”: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Hong Kong Monetary Authority, or other relevant sanctions authority.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), any Cash Management Bank (in its or their respective capacities as providers of Cash Management Services), and any Qualified Counterparties.

“Securities Account”: any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a Securities Account of such Loan Party pursuant to which the Administrative Agent is granted “springing control” (for purposes of the UCC) over such Securities Account.

“Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”: the collective reference to (a) the Guarantee and Collateral Agreement, (b) the Mortgages, (c) each Intellectual Property Security Agreement, (d) each Deposit Account Control Agreement, (e) each Securities Account Control Agreement, (f) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the

Obligations of any Loan Party arising under any Loan Document, (g) each Pledge Supplement, (h) each Assumption Agreement, (i) all other security documents hereafter delivered to any applicable Cash Management Bank granting a Lien on any property of any Person to secure the Obligations of any Group Member arising under any Cash Management Agreement, and (j) all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing”: as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Determination Day”: as defined in the definition of “Daily Simple SOFR”.

“SOFR Loan”: a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“SOFR Rate Day”: as defined in the definition of “Daily Simple SOFR”.

“SOFR Tranche”: the collective reference to SOFR Loans under a particular Facility (other than the L/C Facility), the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Solvency Certificate”: the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent pursuant to Section 5.2(m), which Solvency Certificate shall be in substantially the form of Exhibit D.

“Solvent”: when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts generally as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Acquisition Agreement Representations”: such of the representations and warranties made by the sellers and their Affiliates in the Limited Condition Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its applicable Affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such Affiliates’) obligations under the Limited Condition Acquisition Agreement, or decline to consummate the acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

“Specified Event of Default”: any Event of Default under Section 8.1(a), or Section 8.1(f).

“Specified Representations”: those representations and warranties made in Sections 4.3(a) (with respect to the organizational existence of the Loan Parties only after giving effect to the Limited Condition Acquisition), 4.4 (excluding the third sentence thereof), 4.5 (solely with respect to the first sentence and with respect to Operating Documents), 4.11, 4.14, 4.19, 4.20 (giving effect to the Limited Condition Acquisition and the incurrence of the Increase loans in connection therewith), 4.28 and 4.29 (solely to the effect that the use of proceeds of any Increase loans in connection with the Limited Condition Acquisition on the date of the acquisition will not violate the Foreign Corrupt Practices Act of 1977, the Patriot Act or sanctions administered by OFAC).

“Specified Swap Agreement”: any Swap Agreement entered into by a Loan Party and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Effective Date or as of the date such Swap Agreement was entered into) to the extent permitted under Section 7.13.

“Subordinated Debt Document”: any agreement, certificate, document or instrument executed or delivered by any Group Member and evidencing Indebtedness of any Group Member which is subordinated to the Obligations (including payment, lien and remedies subordination terms, as applicable) in a manner approved in writing by the Administrative Agent, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent.

“Subordinated Indebtedness”: Indebtedness of a Loan Party subordinated to the Obligations pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surety Indebtedness”: as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Group Member as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary.

“SVB”: as defined in the preamble hereto.

“Swap Agreement”: any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Group Members shall be deemed to be a “Swap Agreement.”

“Swap Obligation”: with respect to any Guarantor, any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date any such Swap Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Lender”: SVB, in its capacity as the lender of Swingline Loans or such other Lender as the Borrower may from time to time select as the Swingline Lender hereunder pursuant to Section 2.7(f); provided that such Lender has agreed to be a Swingline Lender.

“Swingline Loan Note”: a promissory note in the form of Exhibit H-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7(c).

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate principal amount of the Term Commitments is $80,000,000.

“Term Facility”: the Term Commitments and the Term Loans made thereunder.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: the term loans made by the Lenders pursuant to Section 2.1 and any Incremental Term Loans.

“Term Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Term Loan Maturity Date”: the earliest to occur of (x) May 6, 2026 and (y) the date which is ninety-one (91) days prior to the stated maturity of the 2026 Notes (other than any maturity occurring in connection with any refinancings, refundings, renewals or extensions of all or substantially all (it being understood that any refinancing, refunding, renewal or extension of all but $10,000,000 of outstanding principal amount of the 2026 Notes shall constitute substantially all of the 2026 Notes) the 2026 Notes (which results in the maturity date thereof being extended to a date which is at least ninety-one (91) days after May 6, 2026)).

“Term Loan Note”: a promissory note in the form of Exhibit H-3, as it may be amended, supplemented or otherwise modified from time to time.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitments and funded Term Loans then constitutes of the aggregate Term Commitments and funded Term Loans of all Lenders.

“Term SOFR”:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment”: for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

ABR Loans: 0.10%

SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.10%
Six months	0.10%

“Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing”: as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing other than pursuant to clause (c) of the definition of “ABR”.

“Term SOFR Reference Rate”: the forward-looking term rate based on SOFR.

“Third Amendment Effective Date”: April 25, 2024.

“Total Credit Exposure”: is, as to any Lender at any time, the unused Commitments, Revolving Extensions of Credit and outstanding Term Loans of such Lender at such time.

“Total L/C Commitments”: at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.10 or 3.5(b). The initial amount of the Total L/C Commitments on the Closing Date is $5,000,000.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Trade Date”: as defined in Section 10.6(b)(i)(B).

“Type”: as to any Loan, its nature as an ABR Loan or a SOFR Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfriendly Acquisition”: any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

“United States” and “U.S.”: the United States of America.

“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that would not appear as “restricted” on a consolidated balance sheet of the Group Members (other than as are restricted in favor of the Administrative Agent to secure the Obligations).

“USCRO”: the U.S. Copyright Office.

“USPTO”: the U.S. Patent and Trademark Office.

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.20(f).

“Withholding Agent”: as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Other Definitional Provisions.
(a)
Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)
As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to a given time of day shall, unless otherwise specified, be deemed to refer to Pacific time, and (vi) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. Notwithstanding the foregoing clause (i), for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Group Member shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded
(c)
The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(d)
The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(e)
Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.
1.3
Rounding

. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.4
Limited Condition Acquisitions

. In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires the calculation of Consolidated EBITDA, Consolidated Senior Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio or any other financial ratio or metric, at the option of the Borrower (and, if the Borrower elects to exercise such option, such option shall be exercised on or prior to the date on which the definitive agreement for such Limited Condition Acquisition is executed) (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), then notwithstanding anything else to the contrary contained in this Agreement, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent period of four fiscal quarters then ended prior to the LCA Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any basket availability with respect to the incurrence of Indebtedness, the grant of Liens, or the making of Investments, Restricted Payments, Dispositions, mergers and consolidations or other transfer of all or substantially all of the assets of any Loan Party or any Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming both that such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and have not been consummated.

1.5
Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS
2.1
Term Commitments

. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

2.2
Procedure for Term Loan Borrowing

. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M. one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 P.M. on the Closing Date each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds or, if so specified in the Flow of Funds Agreement, the Administrative Agent shall wire transfer or otherwise credit all or a portion of such aggregate amounts to the Existing Agent (for application against amounts in accordance with the wire instructions specified in the Flow of Funds Agreement).

2.3
Repayment of Term Loans

. Beginning on September 30, 2021, the Term Loan shall be repaid in consecutive quarterly installments on the last day of each calendar quarter, each of which installments shall be in an amount equal to (a) from September 30, 2021 through and including June 30, 2022, 1.25% of the original principal amount of the Term Loans, (b) from September 30, 2022 through and including June 30, 2024, 1.875% of the original principal amount of the Term Loans, and (c) from September 30, 2024 and the last day of each quarter thereafter until the Term Loan Maturity Date, 2.50% of the original principal amount of the Term Loans.

To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.4
Revolving Commitments.
(a)
Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the aggregate outstanding amount of the Swingline Loans, the aggregate undrawn amount of all outstanding Letters of Credit, and the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans or Swingline Loans, incurred on behalf of the Borrower and owing to such Lender, does not exceed the amount of such Lender’s Revolving Commitment. In addition, such aggregate obligations shall not at any time exceed the ~~Total~~Available Revolving Commitments in effect at such time. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13. Borrowings of more than one Type may be outstanding at the same time; provided that, there shall not be more than a total of seven SOFR Borrowings outstanding at any time.
(b)
The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.
2.5
Procedure for Revolving Loan Borrowing

. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M. (a) three U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of SOFR Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.5(a) may be given not later than 10:00 A.M. on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the respective amounts of each such Type of Loan (iv) in the case of SOFR Loans, the respective lengths of the initial Interest Period therefor, and (v) instructions for remittance of the proceeds of the applicable Loans to be borrowed. If no Interest Period is specified with respect to any requested SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Revolving Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount); provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7). Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 10:00 A.M. on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6
Swingline Commitment

. Subject to the terms and conditions hereof, the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the Available Revolving Commitments would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline

Loan to refinance any then outstanding Swingline Loan. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only. The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date. The Swingline Lender shall not make a Swingline Loan during the period commencing at the time it has received notice (by telephone or in writing) from the Administrative Agent at the request of any Lender, acting in good faith, that one or more of the applicable conditions specified in Section 5.3 (other than Section 5.3(d)) is not then satisfied and has had a reasonable opportunity to react to such notice and ending when such conditions are satisfied or duly waived.

2.7
Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a)
Whenever the Borrower desires that the Swingline Lender make Swingline Loans the Borrower shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M. on the proposed Borrowing Date) confirmed promptly in writing by a Notice of Borrowing, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan. Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Promptly thereafter, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower. Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.7(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan.
(b)
The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M. and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M. one Business Day after the date of such notice. The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan.
(c)
If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.7(a) or a Revolving Loan has been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or on the date requested by the Swingline Lender (with at least one (1) Business Days’ notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”)

equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans.
(d)
Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
(e)
Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(f)
The Swingline Lender may resign at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Lenders and the Borrower. Following such notice of resignation from the Swingline Lender, the Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Required Lenders and the successor Swingline Lender. After the resignation or replacement of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required or permitted to make any additional Swingline Loans.
2.8
[Reserved].
2.9
Fees.
(a)
Fee Letter. The Borrower agrees to pay to the Administrative Agent the fees specified in the Fee Letter.
(b)
Commitment Fee. As additional compensation for the Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in arrears, on the first day of each quarter prior to the Revolving Termination Date and on the Revolving Termination Date, a fee for the Borrower’s non-use of available funds in an amount equal to the Commitment Fee Rate per annum multiplied by the difference between (x) the Total Revolving Commitments (as they may be reduced from time to time) and (y) the sum of (A) the average for the period of the daily closing balance of the Revolving Loans, excluding the aggregate principal amount of Swingline Loans which shall be deemed to be zero for purposes hereof, (B) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time.

(c)
Fees Nonrefundable. All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable.
(d)
Increase in Fees. At any time that an Event of Default exists, upon the request of the Required Lenders, the amount of any of the foregoing fees under subsections (a) and (b) shall be increased by adding 2.0% per annum thereto.
2.10
Termination or Reduction of Revolving Commitments.

The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments without premium or penalty; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Available Revolving Commitments then in effect; provided that if such notice indicates that such termination or reduction is conditioned on the occurrence of a transaction it may be revoked if such transaction is not consummated. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the then Total Revolving Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Revolving Commitments then in effect; provided further, if in connection with any such reduction or termination of the Revolving Commitments a SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower shall have the right, without penalty or premium, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the L/C Commitments or, from time to time, to reduce the amount of the L/C Commitments; provided that no such termination or reduction of L/C Commitments shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the then Total Revolving Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the L/C Commitments then in effect.

2.11
Optional Loan Prepayments.
(a)
The Borrower may at any time and from time to time prepay the Loans, in whole or in part upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M. three (3) Business Days prior thereto, in the case of SOFR Loans, and no later than 10:00 A.M. one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a SOFR Loan is prepaid, in whole or in part, on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided further that if such notice of prepayment indicates that such prepayment is conditioned on the occurrence of a transaction, such notice of prepayment may be revoked if such transaction is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans and Revolving Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied to Term Loans in accordance with Section 2.18(b).

(b)
No amount of outstanding Loans shall be prepaid by the Borrower pursuant to Section 2.11(a) prior to the first anniversary of the Closing Date unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Term Lenders), contemporaneously with the prepayment of such Loans, a prepayment fee equal to 1.00% of the aggregate amount of the Loans so prepaid. Any such Loan prepayment fee shall be fully earned on the date paid and shall not be refundable for any reason; provided that in the event that (1) such prepayment pursuant to Section 2.11(a) occurs as a result of a refinancing of all of the outstanding Obligations (a “Refinancing”) and (2) SVB acts as the sole and exclusive administrative agent and collateral agent for such Refinancing, then any Lender participating in such Refinancing shall not be entitled to any portion of the prepayment premium, and the amount of the total prepayment premium shall be reduced accordingly.
2.12
Mandatory Prepayments.
(a)
[reserved].
(b)
If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(e). Contemporaneously with the prepayment of the Term Loans pursuant to this Section 2.12(b) prior to the first anniversary of the Closing Date, the Borrower shall pay to the Administrative Agent (for the ratable benefit of the Lenders), a prepayment fee equal to 1.00% of the aggregate amount of the Term Loans so prepaid. Any such Term Loan prepayment fee shall be fully earned on the date paid and shall not be refundable for any reason; provided that in the event that (i) such prepayment occurs as a result of a Refinancing and (ii) SVB acts as the sole and exclusive administrative agent and collateral agent for such Refinancing, then any Lender participating in such Refinancing shall not be entitled to any portion of the prepayment premium, and the amount of the total prepayment premium shall be reduced accordingly.
(c)
If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e); provided that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e).
(d)
[reserved].
(e)
Amounts to be applied in connection with prepayments made pursuant to this Section 2.12 shall be applied first to the prepayment of installments due in respect of the Term Loans on a pro rata basis and in accordance with Sections 2.3 and 2.18(b) and second to repay outstanding Revolving Loans and Swingline Loans in accordance with Section 2.18(c) (with no corresponding permanent reduction in the Revolving Commitments) (provided that any Term Lender may decline any such prepayment (the aggregate amount of all such prepayments declined in connection with any particular prepayment, collectively, the “Declined Amount”)), in which case the Declined Amount shall be distributed first, to the prepayment, on a pro rata basis, of the Term Loans held by Term Lenders that have elected to accept such Declined Amounts; and second, to the extent of any residual, if no Term Loans remain outstanding, to the prepayment of the Revolving Loans and Swingline Loans in accordance with Section 2.18(c) (with no corresponding permanent reduction in the Revolving Commitments). Each prepayment of the Loans under this Section 2.12 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans, in the event all Revolving Commitments have not been terminated) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall deliver to the

Administrative Agent and each Term Lender notice of each prepayment of Term Loans in whole or in part pursuant to this Section 2.12 not less than five (5) Business Days prior to the date such prepayment shall be made (each, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment and (iii) the options of each Term Lender to (x) decline or accept its share of such prepayment and (y) to accept Declined Amounts. Any Term Lender that wishes to exercise its option to decline such prepayment or to accept Declined Amounts shall notify the Administrative Agent by facsimile not later than three (3) Business Days prior to the Mandatory Prepayment Date.
(f)
The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least ten (10) days’ prior written notice of such prepayment (and the Administrative Agent shall promptly provide the same to each Lender). Each notice of prepayment shall specify the prepayment and the principal amount of each Loan (or portion thereof) to be prepaid.
(g)
No prepayment fee shall be payable in respect of any mandatory prepayments made pursuant to this Section 2.12, other than pursuant to Section 2.12(b).
2.13
Conversion and Continuation Options.
(a)
The Borrower may elect from time to time to convert SOFR to ABR Loans by giving the Administrative Agent prior notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M. at least two Business Days prior to the proposed conversion date; provided that any such conversion of SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to SOFR Loans by giving the Administrative Agent prior notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M. three (3) U.S. Government Securities Business Days prior to the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a SOFR Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If no Interest Period is specified with respect to any SOFR Loan in a Notice of Conversion/Continuation delivered by the Borrower to the Administrative Agent, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)
The Borrower may elect from time to time to continue any SOFR Loan by giving the Administrative Agent prior notice of such election in a Notice of Conversion/Continuation, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such SOFR Loan; provided that no SOFR Loan may be continued as such when any Event of Default has occurred and is continuing; provided further that (x) if the Borrower shall fail to give any required notice as described above in this paragraph, upon the expiration of the then current Interest Period, such SOFR Loans shall be automatically continued as SOFR Loans bearing interest at a rate based upon Adjusted Term SOFR and with an Interest Period of the same length as then expiring Interest Period or (y) if such continuation is not permitted pursuant to the preceding proviso, such SOFR Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(c)
After the occurrence and during the continuance of an Event of Default, (i) the Borrower may not elect to have a Loan be made or continued as, or converted to, a SOFR Loan after the expiration of any Interest Period then in effect for such Loan and (ii), any Notice of

Conversion/Continuation given by the Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at the Administrative Agent’s option, be deemed to be rescinded by the Borrower and be deemed a request to convert or continue Loans referred to therein as ABR Loans.
2.14
Limitations on SOFR Tranches

. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as shall represent all of the SOFR Loans then outstanding), and (b) no more than seven SOFR Tranches shall be outstanding at any one time.

2.15
Interest Rates and Payment Dates.
(a)
Each SOFR Loan shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin.
(b)
Each ABR Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) the ABR plus (ii) the Applicable Margin.
(c)
During the continuance of an Event of Default, at the request of the Required Lenders, all outstanding Loans, shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”); provided that the Default Rate shall apply to all outstanding Loans automatically and without any Required Lender consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f).
(d)
Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.15(c) shall be payable from time to time on demand.
2.16
Computation of Interest and Fees; Conforming Changes
(a)
Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)
Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).
(c)
In connection with the use or administration of any Benchmark, the Administrative Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming

Changes shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of such Benchmark.
2.17
Inability to Determine Interest Rate

; Benchmark Replacement Setting

(a)
Inability to Determine Interest Rate. Subject to Section 2.17(b), if, as of any date:
(i)
the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)
the Required Lenders determine that for any reason, in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that “Adjusted Term SOFR” for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately or, in the case of a Term SOFR Borrowing, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.21. Subject to Section 2.17(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, in each case on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

(b)
Benchmark Replacement Setting.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17(b).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative , then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

2.18
Pro Rata Treatment and Payments.
(a)
Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments shall be made pro rata according to the respective Term Percentages, L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.
(b)
Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment (whether optional or mandatory) of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans on a pro rata basis based upon the respective then remaining principal amounts thereof. Except as otherwise may be agreed by the Borrower and the Required Lenders, any prepayment of the Term Loans shall be applied to the then outstanding Term Loans on a pro rata basis regardless of Type. Amounts prepaid on account of the Term Loans may not be reborrowed.
(c)
Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.
(d)
All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M. on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Any payment received by the Administrative Agent after 10:00 A.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)
Unless the Administrative Agent shall have been notified in writing by any Lender prior to the proposed date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate per annum applicable to ABR Loans under the relevant Facility. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(f)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.
(g)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1, Section 5.2 or Section 5.3 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(h)
The obligations of the Lenders hereunder to (i) make Term Loans, (ii) make Revolving Loans, (iii) fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iv) fund its respective Swingline Participation Amount of any Swingline Loan, and (v) make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.
(i)
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(j)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(k)
If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Term Percentage, Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall (a) notify the Administrative Agent of the receipt of such payment, and (b) within five (5) Business Days of such receipt purchase (for cash at face value) from the other Term Lenders, Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Term Loans or Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Term Percentages, Revolving Percentages or L/C Percentages, as applicable; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the Term Lenders, the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase. The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. For the avoidance of doubt, no amounts received by the Administrative Agent or any Lender from any Guarantor that is not a Qualified ECP Guarantor shall be applied in partial or complete satisfaction of any Excluded Swap Obligations.
(l)
Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.3 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees and Swingline Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or the Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect.

2.19
Illegality; Requirements of Law.
(a)
Illegality. If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority having jurisdiction over a Lender, Group Member or this Agreement has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate, or to determine or charge interest based upon SOFR, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make, and the right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to SOFR component of the definition of “ABR”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to SOFR component of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case, until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.21.
(b)
Requirements of Law. If the adoption of or any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority having jurisdiction over a Lender, Group Member, or this Agreement, or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any such Governmental Authority made subsequent to the date hereof:
(i)
shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)
shall impose modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender; or
(iii)
impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be, in the reasonable judgment of the Lender, to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Loans or of maintaining its obligation to make such Loans, or to increase the cost to such Lender or such other

Recipient of issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum receivable or received by such Lender or other Recipient hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient, the Borrower will promptly pay such Lender or other Recipient, as the case may be, any additional amount or amounts necessary to compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)
If any Lender reasonably determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.
(d)
For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case (i) and (ii) be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued.
(e)
A certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than nine (9) months prior to the date that such Lender notifies the Borrower of the change in the Requirement of Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 2.19 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.
2.20
Taxes.

For purposes of this Section 2.20, the term “Lender” includes the Issuing Lender and the term “applicable Requirement of Law” includes FATCA.

(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes,

except as required by applicable Requirements of Law, and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.20. If any applicable Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with such applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes. The Borrower shall, and the Borrower shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with any applicable Requirement of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.
(c)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)
Indemnification by Loan Parties. The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (subject to adjustments for Taxes pursuant to subsection (g) below). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)
Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(e).

(f)
Status of Lenders.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by an applicable Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of an executed original IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(A)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of an executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
copies of an executed original IRS Form W-8ECI;
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of an executed original IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by an applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by such applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(C)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by such applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)
On or before the date it becomes a party to this Agreement, any Administrative Agent that is a U.S. Person shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Administrative Agent is exempt from U.S. federal backup withholding. Any Administrative Agent, and any successor or supplemental Administrative Agent, that is not a U.S. Person for U.S. federal income tax purposes, shall deliver to the Borrower (i) copies of an executed original IRS Form W-8IMY certifying that, with respect to such payments received by it (on behalf of the Lenders) from the Loan Parties, it is a “U.S. branch” within the meaning of U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A) and (ii) with respect to payments received for its own account, copies of an executed original IRS Form W-8ECI.
(iv)
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Discharge of Obligations.
2.21
Indemnity

. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.22
Change of Lending Office

. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d). The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.23
Substitution of Lenders

. Upon the receipt by the Borrower of any of the following (or in the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a)
a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.20 or of increased costs pursuant to Section 2.19(b) or Section 2.19(c) (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22 or is a Non-Consenting Lender);
(b)
a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or
(c)
notice from the Administrative Agent that a Lender is a Defaulting Lender;
ARTICLE I
then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and such Affected Lender: (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.21 that result from the acquisition of any Affected Lender’s Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any SOFR Loans then outstanding; and provided further, however, that if the Borrower elects to exercise such right with respect to any Affected Lender under clause (a) or (b) of this Section 2.23, then the Borrower shall be obligated to replace all Affected Lenders under such clauses. The Affected Lender replaced pursuant to this Section 2.23 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.21 hereof). Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.23, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.23, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.24
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or to the Swingline Lender hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Letter of Credit; sixth, to the payment of any amounts owing to any L/C Lender, Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(B)
No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(C)
Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d).
(D)
With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.7(c), the L/C Percentage of each Non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each Non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that the aggregate obligations of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit plus the aggregate amount of such Lender’s pro rata percentage of the then outstanding Swingline Loans. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 3.10.

(b)
Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages, L/C Percentages, and Term Percentages, as applicable (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)
New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto.
(d)
Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender.
2.25
[Reserved].
2.26
Notes

. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.27
Incremental Loans

.

(a)
Term Loans. At any time commencing on the Closing Date until the Term Loan Maturity Date, subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one or more increases (but, together with increases in respect of Incremental Revolving Commitments, not more than five (5) increases in the aggregate) to the Term Loan Commitment or fundings of new Term Loans from one or more existing Lenders or from other Eligible Assignees reasonably acceptable to the Administrative Agent and the Borrower (each, an “Incremental Term Loan”), in an aggregate amount for all such Incremental Term Loans and any Incremental Revolving Commitments, not to exceed $70,000,000. Any Incremental Term Loan shall be in the amount of at least $5,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.27(a)) and integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.27(a)).
(b)
Revolving Loans. At any time during the Revolving Commitment Period, subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one or more increases (but, together with increases in respect of Incremental Term Loans, not more than five (5) increases in the aggregate) to the Revolving Commitment from one or more existing Lenders or from other Eligible Assignees reasonably acceptable to the Administrative Agent, the Issuing Lender, the Swingline Lender and the Borrower (the “Incremental Revolving Commitment”), in an aggregate amount for all such Incremental Revolving Commitments and any Incremental Term Loans, not to exceed $70,000,000. Any Incremental Revolving Commitment shall be in the amount of at least $5,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.27(b))

and integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.27(b)).
(c)
Lender Election to Increase; Prospective Lenders. At the time of sending such notice in accordance with clauses (a) or (b) above, the Borrower shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than five (5) Business Days from the date of delivery of such notice to the Administrative Agent), and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such Incremental Term Loan and/or such Incremental Revolving Commitment and the Election Period during which each Lender is requested to respond to such Borrower request; provided that if such notice indicates that it is conditioned upon the occurrence of a specified event, such notice may be revoked if such event does not occur prior to the requested funding date. Each Term Lender shall have the right to participate in any Incremental Term Loan in accordance with its pro rata share of the then-existing Term Loans, and each Revolving Lender shall have the right to participate in any Incremental Revolving Commitment in accordance with its pro rata share of the then-existing Revolving Commitments. No Term Lender shall be obligated to participate in any Incremental Term Loan, and no Revolving Lender shall be obligated to participate in any Incremental Revolving Commitment, and each such Lender’s determination to participate shall be in such Lender’s sole and absolute discretion. Any Lender not responding by the end of such Election Period shall be deemed to have declined to increase its respective Revolving Commitment or Term Commitment or to participate in the funding of a new Term Loan, as applicable. To the extent sufficient Term Lenders (or their Affiliates) or Revolving Lenders (or their Affiliates), as applicable, do not agree to provide an Incremental Term Loan or Incremental Revolving Commitment, as applicable, on terms acceptable to the Borrower, the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and is reasonably satisfactory to the Administrative Agent to become a Lender.
(d)
Effective Date and Allocations. If any Incremental Revolving Commitment or an Incremental Term Loan is extended in accordance with this Section 2.27, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Revolving Commitment or Incremental Term Loan, as applicable. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Revolving Commitment or Incremental Term Loan, as applicable and the Increase Effective Date.
(e)
Each of the following shall be the only conditions precedent to the making of an Incremental Term Loan or Incremental Revolving Commitment:
(i)
The Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Revolving Commitment or Incremental Term Loan, together with recently dated good standing certificates from each Loan Party’s jurisdiction of organization, and customary opinions of counsel, in form and substance reasonably satisfactory to the Administrative Agent.
(ii)
Immediately after giving pro forma effect to the extension of such Incremental Facility, each of the conditions precedent set forth in Section 5.3(a) shall be satisfied (other than in connection with Limited Condition Acquisitions, in which case (i) Section 5.3(a) shall be satisfied only in connection with the Specified Representations and (ii) the Specified Acquisition Agreement Representations shall be true and correct on the Increase Effective Date, but only to the extent that the Borrower (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such Affiliates’) obligations under the Limited Condition Acquisition, or to decline to consummate the Limited Condition Acquisition Agreement (in each case, in accordance with the terms thereof) as a result of a breach of such Specified Acquisition Agreement Representations.
(iii)
Immediately after giving pro forma effect to the extension of such Incremental Facility, no Default or Event of Default shall have occurred and be continuing (other than in connection with Limited Condition Acquisitions, in which case there shall be (x) no Default or Event of Default as of the LCA Test Date and (y) no Event of Default under Section 8.1(a) or (f) immediately after giving pro forma effect to the making of such Incremental Term Loan.
(iv)
The Borrower shall be in pro forma compliance with the then applicable financial covenants set forth in ~~Section~~Sections 7.1(a) and (b) as of the end of the most recently ended fiscal quarter for which financial statements of the Borrower were required to have been delivered in accordance with the terms hereof immediately after giving effect to the making of such Incremental Term Loan or extension of such Incremental Revolving Commitment and the use of proceeds thereof (calculated as though any new Incremental Revolving Commitment and then existing Revolving Commitments are fully funded, and without netting Qualified Cash from the proceeds of the new Incremental Revolving Commitment or Incremental Term Loan) (provided that in the case of a Limited Condition Acquisition, such calculations shall be made in compliance with Section 1.4).
(v)
Each Lender agreeing to participate in any such Incremental Facility, the Borrower and the Administrative Agent shall have signed an Incremental Joinder (any Incremental Joinder may, with the consent of the Administrative Agent, the Borrower and the Lenders agreeing to participate in such Incremental Facility, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.27) and the Borrower shall have executed any Notes requested by any Lender in connection with the incurrence of the Incremental Facility. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, an Incremental Joinder reasonably satisfactory to the Administrative Agent, and the amendments to this Agreement effected thereby, shall not require the consent of any Lender other than the Lender(s) agreeing to participate in such Incremental Facility.
(vi)
The Borrower shall have paid to the Administrative Agent any fees required to be paid pursuant to the terms of the Fee Letter, and shall have paid to any Lender providing such Incremental Term Loan or Incremental Revolving Commitments any fees required to be paid to such Lender in connection with the increased Revolving Commitment (or in the case of a new Lender, such new Revolving Commitment) or increased Term Commitment, as applicable (or in the case of a new Lender, such new Term Commitment) hereunder (in each case, unless otherwise waived by the applicable party).
(vii)
With respect to any increase in the Revolving Commitment, all outstanding Loans, participations hereunder in Letters of Credit and participations hereunder in Swingline Loans held by each Revolving Lender shall be reallocated among the Revolving Lenders (including any newly added Revolving Lenders) in accordance with the Revolving Lenders’ respective revised Revolving Percentages and L/C Percentages, pursuant to procedures reasonably determined by the Administrative Agent in consultation with the Borrower.

(f)
Distribution of Revised Commitments Schedule. The Administrative Agent shall promptly distribute to the parties an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement), to reflect any such changes in the Revolving Commitments or Term Commitments, if applicable of the existing Lenders, or the addition of any new Lenders and their respective Revolving Commitment amounts or Term Commitment amounts, as applicable, and the respective Revolving Percentages or Term Percentages, as applicable, resulting therefrom.

(g)
Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or 10.1 to the contrary.
(h)
Any additional Revolving Loans made available pursuant to any such Incremental Revolving Commitment shall be treated on the same terms (including with respect to pricing and maturity date) as, and made pursuant to the same documentation as is applicable to, the original Revolving Facility.
(i)
The Incremental Term Loans shall, for purposes of prepayments, be treated substantially the same as the Term Loans funded on the Closing Date and shall have the same terms as the then existing Term Loans, except as may be mutually agreed among the Borrower, the Administrative Agent and the Lenders providing such Incremental Term Loan; provided, in any case, that (i) no Incremental Term Loan shall have a final maturity date earlier than the Term Loan Maturity Date, (ii) the amortization schedule of any Incremental Term Loan shall not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Term Loans funded on the Closing Date, (iii) any Incremental Term Loan shall rank pari passu in right of security in respect of the Collateral and will not be guaranteed by any Person that is not a Guarantor hereunder and shall not be secured by any property or assets of any Group Member other than the Collateral, (iv) to the extent the terms and conditions of such Incremental Term Loan are not substantially identical to the terms and conditions of any then-existing Term Loans, such terms and conditions shall not be more restrictive to the Group Members than the terms of any then-existing Term Loans (it being understood that (1) to the extent that any such more favorable terms are added for the benefit of any corresponding Term Loans or Revolving Commitments, such materially more restrictive terms shall be permitted and (2) any materially more restrictive terms that are only applicable after the Term Loan Maturity Date shall be permitted); and (iv) to the extent the initial yield (including any original issue discount or similar yield-related discounts, deductions or payments but excluding any customary arrangement or commitment fees payable to the Administrative Agent) applicable to the Incremental Term Loan, as applicable, is higher than the initial yield applicable to the Term Loans funded on the Closing Date by more than 0.50%, this Agreement shall be amended to increase the Applicable Margin applicable to the Term Loans funded on the Closing Date, to the extent necessary so that the initial yield applicable to such Incremental Term Loan is no more than 0.50% greater than the initial yield applicable to the Term Loans funded on the Closing Date (the “MFN Protection”).
(j)
Effect of Increase. Upon the increase in the Total Revolving Commitments or the funding of an Incremental Term Loan, as applicable, under this Section 2.27, all references in this Agreement and in any other Loan Document to the Revolving Commitment or Loans, as applicable, of any Lender (including any additional lender that becomes a Lender pursuant to Section 2.27(c)) shall be deemed to include any increase in such Lender’s Revolving Commitment, Revolving Loans or Incremental Term Loan, as applicable, pursuant to this Section 2.27 and any amendments effected through the applicable Increase Joinder. The Incremental Facilities established pursuant to this Section 2.27 shall constitute Revolving Loans, Revolving Commitments and Term Loans, as applicable, under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents,. The Borrower shall take any actions reasonably required by Administrative Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Facility.

SECTION 3

LETTERS OF CREDIT
3.1
L/C Commitment.
(a)
Subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (for the benefit of the Borrower or that of any of its Subsidiaries) on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed either the Total L/C Commitments or the Available Revolving Commitment at such time. Unless otherwise agreed to by the Administrative Agent in its sole discretion, each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above unless Cash Collateralized at a rate of 103% or otherwise backstopped to the reasonable satisfaction of the Administrative Agent and the Issuing Lender).
(b)
The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if:
(i)
such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law;
(ii)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;
(iii)
the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.3 shall not then be satisfied (which notice shall contain a description of any such condition asserted not to be satisfied);
(iv)
any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of the Issuing Lender;
(v)
such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder;
(vi)
except as otherwise agreed by the Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial face amount less than $250,000; or

(vii)
any Lender is at that time a Defaulting Lender unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, pursuant to Section 3.10, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
3.2
Procedure for Issuance of Letters of Credit

. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower (for the benefit of the Borrower or that of any of its Subsidiaries) by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3
Fees and Other Charges.
(a)
The Borrower agrees to pay, with respect to each Existing Letter of Credit and each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i) a fronting fee of 0.125% per annum on the daily amount available to be drawn under each such Letter of Credit to the Issuing Lender for its own account (a “Letter of Credit Fronting Fee”), (ii) a letter of credit fee equal to the Applicable Margin relating to Revolving Loans that are SOFR Loans multiplied by the daily amount available to be drawn under each such Letter of Credit on the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), in each case payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit, and (iii) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”). All Letter of Credit Fronting Fees and Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days. During the continuance of an Event of Default, at the request of the Required Lenders, Letter of Credit Fees shall accrue a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00%; provided that such increased fee rate shall apply to all outstanding Letters of Credit automatically and without any Required Lender consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f).

(b)
In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
(c)
The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the Administrative Agent may require. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).
(d)
Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account.
(e)
All fees payable under this Section 3.3 shall be fully earned on the date paid and nonrefundable.
3.4
L/C Participations; Existing Letters of Credit

.

(a)
L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.3, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)
Existing Letters of Credit. On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.3(a) and (b), reimbursement of costs and expenses to the extent provided herein and for purposes of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict).

3.5
Reimbursement.
(a)
If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the entire amount of such L/C Disbursement not later than the immediately following Business Day. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds; provided that the Borrower may, subject to the satisfaction of the conditions to borrowing set forth herein, request in accordance with Section 2.5 or Section 2.7(a) that such payment be financed with a Revolving Loan or a Swingline Loan, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swingline Loan.
(b)
If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, the Issuing Lender will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose); upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans that are ABR Loans plus 2% per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.3 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.3 are satisfied.
3.6
Obligations Absolute

. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, or (b) the failure of Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

3.7
Letter of Credit Payments

. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8
Applications

. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9
Interim Interest

. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan that is an ABR Loan; provided that the provisions of Section 2.15(c) shall be applicable to any such amounts not paid when due.

3.10
Cash Collateral.
(a)
Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan or Swingline Loan pursuant to Section 3.5(b), or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, (x) in the case of clause (ii), immediately and, (y) in the case of clause (i) within one (1) Business Day, Cash Collateralize the then effective L/C Exposure in an amount equal to 103% of such L/C Exposure.

At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of the Fronting Exposure relating to the Letters of Credit (after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(b)
Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 103% of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby, the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).
(c)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.24 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (ii) a determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) that, subject to Section 2.24, the Person providing such Cash Collateral and the Issuing Lender may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations, and provided further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents including any applicable Cash Management Agreement.
3.11
Additional Issuing Lenders

. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

3.12
Resignation of the Issuing Lender

. The Issuing Lender may resign at any time by giving at least thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3. The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

3.13
Applicability of UCP and ISP

. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to (a) with respect to standby Letters of Credit, the rules of the ISP, and (b) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce on the date any commercial Letter of Credit is issued.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, as to themselves and each other Group Member, that:

4.1
Financial Condition.
(a)
The Projected Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof, and (ii) the payment of fees and expenses in connection with the foregoing. The Projected Pro Forma Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and except for the absence of footnotes and subject to year-end adjustments for unaudited financial statements). The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(b)
The audited consolidated balance sheet of the Group Members as of June 30, 2020 presents fairly in all material respects the consolidated financial condition of the Group Members as at such date. The unaudited consolidated balance sheet of the Group Members as of September 30, 2020 and December 31, 2020, and the related unaudited consolidated statements of income and cash flows for the three and six month periods ended on such dates, present fairly in all material respects the consolidated financial condition of the Group Members as at such date, and the consolidated results of their operations and its consolidated cash flows for the three and six month periods then ended (subject to normal year‑end audit adjustments). No Group Member has, as of the Effective Date, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2020 to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property and not disclosed in the financial statements referred to in this paragraph.
4.2
No Change

. Since June 30, 2020, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3
Existence; Compliance with Law

. Each Group Member (a) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing (if applicable) under the laws of each jurisdiction, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest would not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4
Power, Authorization; Enforceable Obligations

. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described on Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5
No Legal Bar

. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the extensions of credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law, Operating Documents or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, Operating Document or any such material Contractual Obligation (other than the Liens created by the Security Documents). No Group Member has violated any Requirement of Law or violated or failed to comply with any Contractual Obligation applicable to the Group Members that if violated or not complied with could reasonably be expected to have a Material Adverse Effect.

4.6
Litigation

. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7
No Default

. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect, except where such default could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.

4.8
Ownership of Property; Liens; Investments

. Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9
Intellectual Property

. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Group Member owns, or has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no claim has been asserted in writing and is pending by any Person challenging the use or the validity of any Group Member’s Intellectual Property, nor does any Loan Party know of any valid basis for any such claim; and (c) to the knowledge of any Loan Party, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the Intellectual Property rights of any Person, and there are no claims pending or threatened in writing to such effect.

4.10
Taxes

. Each Group Member has, after giving effect to any extensions granted or grace periods in effect, filed or caused to be filed all Federal, material state and other material tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes, charges or assessments the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or where the amount is less than $1,000,000 in the aggregate).

4.11
Federal Regulations

. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of “buying” or “carrying” “margin stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for buying or carrying any such margin stock or for extending credit to others for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board. If any margin stock directly or indirectly constitutes Collateral securing the Obligations, if requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12
Labor Matters

. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Group Members, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13
ERISA

.

(c)
[reserved];
(d)
except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower and its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA with respect to each Plan, and have performed all their obligations under each Plan;
(e)
except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur;
(f)
except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;
(g)
[reserved];

(h)
except as in the aggregate could not reasonably be expected to have a Material Adverse Effect and except to the extent required under Section 4980B, or as described on Schedule 4.13, of the Code, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates;
(i)
as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not result in material liability for the Borrower and each ERISA Affiliate;
(j)
except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;
(k)
all liabilities under each Plan are (i) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Plans, except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, (ii) insured with a reputable insurance company, or (iii) (A) provided for or recognized in all material respects in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto or (B) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto;
(l)
[reserved]; and
(m)
(i) the Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101 as modified by ERISA Section 3(42); (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans.
4.14
Investment Company Act; Other Regulations

. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.15
Subsidiaries

. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member, except as may be created by the Loan Documents, the 2022 Notes and the 2026 Notes and (c) no Immaterial Subsidiary fails to satisfy the limitations set forth in the definition thereof.

4.16
Use of Proceeds

. The proceeds of the Loan made on the Closing Date shall be used to refinance the obligations of the Borrower outstanding under the Existing Credit Facilities and to partially pay payment or redemption of all or substantially all of the 2022 Notes, to pay related fees and expenses, and for ongoing working capital and general corporate purposes. All or a portion of the proceeds of the Revolving Loans, Swingline Loans, Incremental Facilities and the Letters of Credit made after the Closing Date, shall be used to provide for ongoing working capital and general corporate purposes and to pay related fees and expenses.

4.17
Environmental Matters

. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)
except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and to the knowledge of the Loan Parties, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Laws;
(b)
no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability of or by any Group Member regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does any Group Member have knowledge or reason to believe that any such notice will be received or is being threatened;
(c)
no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;
(d)
no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law to which any Group Member is or, to the knowledge of any Group Member, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;
(e)
there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;
(f)
the Properties and all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as set forth on Schedule 4.17, to the knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
(g)
no Group Member has incurred any liability that it has assumed from any other Person under Environmental Laws.
4.18
Accuracy of Information, etc.

No statement or information (other than projections, other forward-looking information and industry information) contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, written information, document or certificate was so furnished and taken as a whole (including any supplemental information), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The projections and pro forma financial information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19
Security Documents.
(a)
The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock (as defined in the Guarantee and Collateral Agreement) that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock (which, in the case of certificated securities in registered form, are indorsed to the Administrative Agent or in blank by an effective indorsement) are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement, when financing statements, Intellectual Property Security Agreements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the USPTO and USCRO and the offices specified on Schedule 4.19(a), as applicable (to the extent a security interest may be perfected by such filing), the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). As of the Closing Date, none of the Capital Stock of any Group Member that is a limited liability company or partnership has any Capital Stock that is a Certificated Security and included in the Collateral.
(b)
Each of the Mortgages delivered after the Closing Date will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.
4.20
Solvency

; Voidable Transaction. The Group Members (when taken as a whole), and after giving effect to the incurrence of all Indebtedness, Obligations and obligations being incurred in connection herewith, will be Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party

4.21
Regulation H

. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968.

4.22
Designated Senior Indebtedness

. The Loan Documents and all of the Obligations have been deemed “Designated Senior Indebtedness” or a similar concept thereto for purposes of any other Indebtedness for borrowed money of the Loan Parties, to the extent that the agreements governing such other Indebtedness includes such concept.

4.23
Regulatory Matters.
(a)
(i) The businesses of the Borrower has been and is being conducted in compliance in all material respects with all applicable Healthcare Laws, and all Permits, (ii) each Product (whether manufactured by the Borrower or any of its Subsidiaries, any of their respective Affiliates or by a third party manufacturer under contract to the Borrower or any of its Subsidiaries) has been, and currently is, being researched, developed, designed, investigated, manufactured, made, assembled, stored, packaged, labeled, marketed and distributed by the Borrower and its Subsidiaries or third parties on their behalf, in compliance with all applicable Requirements of Law, including, without limitation, the Healthcare Laws, all required Permits, cGMP, QSR, the Device Master Record as defined in 21 CFR 820.181 and Document Controls under 21 CFR 820.40 and all Product specifications as established in the Group Members’ documentation, except to the extent any failure to so comply could not reasonably be expected to result in any adverse consequences to the Loan Parties (other than immaterial consequences), (iii) each contract between the Borrower and any of its Subsidiaries on the one hand, and any third party manufacturer on the other hand contain (and the Borrower and each of its Subsidiaries implement), appropriate quality assurance arrangements in accordance with FDA requirements and comply in all material respects with all applicable Healthcare Laws, (iv) the Borrower and its Subsidiaries are in compliance in all material respects with applicable Requirements of Law governing reporting and recordkeeping of Product modifications, adverse event reporting, reporting of corrections and removals, and recordkeeping for each Product, and all manufacturing and release documents and records are true and accurate in all material respects, and (v) neither the Borrower nor any of its Subsidiaries has received or been subject to any written or oral communications from the FDA, the NRC or any other Governmental Authority asserting that the Borrower, any such Subsidiary or any such Product was not in compliance in any material respect with any applicable Requirement of Law or any Permit.
(b)
Other than routine surveillance audits and inspections, no investigation by any Governmental Authority with respect to the Borrower or any of its Subsidiary is pending or, to the knowledge of the Loan Parties, threatened. None of the Borrower or any of its Subsidiaries has received any written or oral communication from any Governmental Authority of any noncompliance with any Requirement of Law or any written or oral communication from any Governmental Authority or accrediting organization of any material issues, problems, or concerns regarding the quality or performance of the Products.
(c)
The Borrower and its Subsidiaries own, free and clear of all Liens, except Liens securing the Obligations, all Permits, including all authorizations under the FD&C Act, other United States federal laws, and all applicable state and foreign laws, necessary (i) for the research and development and commercialization of the Products, including, without limitation, all Permits necessary in connection with testing, manufacturing, marketing or selling of such Products, as such testing, manufacturing, marketing or selling are currently being conducted, and (ii) to carry on the business of the Borrower and each of its Subsidiaries. All such Permits are valid and in full force and effect and the Borrower and each Subsidiary is in compliance in all material respects with all terms and conditions of such Permits. None of the Borrower or any Subsidiary has received any written notice from any Governmental Authority that any Permit has been or is being revoked, withdrawn, suspended or challenged or that such Governmental Authority is conducting an investigation or review thereof or has issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease or that such Product should be withdrawn from the marketplace.
(d)
Except as could not reasonably be expected to have a materially adverse impact on the Borrower and its Subsidiaries, there have been no adverse clinical test results and there have been no Product recalls or voluntary Product Market Withdrawals from any market (other than those recalls or Market Withdrawals disclosed on Schedule 4.23(d)).
(e)
There has been no material untrue statement of fact and no fraudulent statement made by the Borrower or any of its Subsidiaries or any of their respective agents or representatives to the FDA, NRC, or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA, NRC or any other Governmental Authority.
(f)
To the best knowledge of the Loan Parties, no insurance company, managed care organization or Governmental Authority has (i) terminated coverage or reimbursement for procedures and treatments performed using the CyberKnife and TomoTherapy Products, or (ii) reduced the scope of coverage or the rate of reimbursement it provides for procedures and treatments performed using the CyberKnife and TomoTherapy Products, and, in the case of this clause (ii), such reduction could reasonably be expected to have a materially adverse impact on the revenues of the Borrower and its Subsidiaries. None of the Borrower or any of its Subsidiaries has been the subject of any "for cause" inspection, investigation or audit by any Governmental Authority in connection with any alleged improper activity.
(g)
There is no arrangement relating to the Borrower or any of its Subsidiaries providing for any rebates, kickbacks or other forms of compensation or remuneration that are unlawful to be paid to any Person to induce, or in return for obtaining or the referral of business or for the arrangement for recommendation of such referrals. All billings by the Borrower and each of its Subsidiaries for its services have been true and correct in all material respects and are in compliance in all material respects with all applicable Healthcare Laws.
(h)
None of the Borrower or any of its Subsidiaries, or, to the knowledge of the Loan Parties, any individual who is an officer, director, employee or manager of the Borrower or any of its Subsidiaries has been convicted of, charged with or, to the knowledge of the Loan Parties, investigated for any federal or state health program- related offense or been excluded or suspended from participation in any such program; or, to the knowledge of the Loan Parties, within the past five (5) years, has been convicted of, charged with or, to the knowledge of the Loan Parties, investigated for a violation of any Requirement of Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Borrower or any of its Subsidiaries or, to the knowledge of the Loan Parties, any individual who is an officer, director, employee or manager of the Borrower or any of its Subsidiaries has been convicted of any crime or engaged in any conduct including but not limited to any misrepresentation to any Governmental Authority or that has otherwise resulted or would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable Requirement of Law. No debarment proceedings or investigations in respect of the business of the Borrower or any of its Subsidiaries are pending or, to the knowledge of the Loan Parties, threatened against the Borrower or any of its Subsidiaries or any individual who is an officer, director, employee or manager of the Borrower or any of its Subsidiaries.
(i)
All studies, tests and preclinical and clinical trials conducted relating to the Products, sponsored by the Borrower or any of its Subsidiaries have been conducted, and are currently being conducted, in all material respects in accordance with all applicable Requirement of Law and IDEs, including procedures and controls pursuant to, where applicable, current good clinical practices and current good laboratory practices and other applicable laws, rules regulations. To the extent required by applicable Requirement Law, the Borrower and each of its Subsidiaries has obtained all necessary authorizations from Governmental Authorities and IECs, including an IDE for the conduct of any clinical investigations conducted by or on behalf of the Borrower or such Subsidiary, as applicable.
(j)
To the knowledge of the Loan Parties, none of the clinical investigators in any clinical trial sponsored by the Borrower or any of its Subsidiaries has been or is disqualified or otherwise sanctioned by the FDA, the Department of Health and Human Services, or any Governmental Authority and, to the knowledge of the Loan Parties, no such disqualification, or other sanction of any such clinical investigator is pending or threatened. None of the Borrower or any of its Subsidiaries has received from the FDA or other applicable Governmental Authority any notices or correspondence requiring or threatening the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials with respect to or in connection with the Products.
(k)
The Group Members are, to the extent directly applicable to the Group Members, currently conducting its business in material compliance with all regulations promulgated under HIPAA. To the extent the Group Members create any de-identified protected health information, the Group Members do so in compliance with the HIPAA regulations. The Group Members have not failed to notify any individual or required third party, including any appropriate Governmental Authority, of an event that triggered a notification or reporting requirement under any contract to which a Group Member is a party, or any applicable requirement related to the unauthorized access, use or disclosure of protected health information. The Group Members have no knowledge of any complaints to or investigations by any

Governmental Authority with respect to HIPAA compliance by the Group Members, have not received any notice or audit request from the United States Department of Health and Human Services Office for Civil Rights, is currently conducting their businesses in material compliance with all applicable laws governing the privacy, security or confidentiality of protected health information and/or other records generated in the course of providing or paying for health care services, including without limitation, all laws to the extent not preempted by HIPAA, and has conducted its businesses in material compliance with such laws since such laws first became applicable to it.
4.24
Insurance

. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance beyond any applicable grace period (in each case, except to the extent such default could not reasonably be expected to be materially adverse to the Lenders or result in cancellation of such party or a reduction in coverage thereunder). Each Loan Party maintains insurance with what, to the knowledge of such Loan Party, are financially sound and reputable insurance companies on its property in at least such amounts and against at least such risks (but including in any event public liability, product liability, and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.25
No Casualty

. No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting its property that could reasonably be expected to have a Material Adverse Effect.

4.26
[Reserved].
4.27
[Reserved]

.

4.28
OFAC

. No Group Member, nor, to the knowledge of any such Group Member, any director, officer, employee, agent, affiliate, advisor or representative thereof, is an individual or an entity that is, or is owned or controlled by an individual or entity that is (a) currently the subject of any Sanctions, or (b) located, organized or resident in a Designated Jurisdiction.

4.29
Anti-Corruption Laws

. Each Group Member has conducted its businesses in compliance in all material respects with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5

CONDITIONS PRECEDENT
5.1
Conditions to Effectiveness

. This Agreement shall be effective and valid and binding on each party hereto, subject to the satisfaction of each of the following conditions on or prior to the Effective Date:

(a)
Loan Documents. The Administrative Agent shall have received a copy of this Agreement, executed and delivered by the Administrative Agent, Borrower and each Lender listed on Schedule 1.1A.
(b)
Pro Forma Financial Statements; Financial Statements; Projections. The Lenders shall have received the Projected Pro Forma Financial Statements, and the other financial statements described in Section 4.1.
(c)
Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the execution and performance of the Loan Documents, the consummation of the transactions contemplated hereby, shall have been obtained and be in full force and effect.
(d)
Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party, (B) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party and (C) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (ii) a long form good standing certificate for each Loan Party from its respective jurisdiction of organization and (iii) a certificate of foreign qualification from each jurisdiction where the failure of any Loan Party to be qualified could reasonably be expected to have a Material Adverse Effect.
(e)
Responsible Officer’s Certificates.
(i)
The Administrative Agent shall have received a certificate signed by a Responsible Officer, in form and substance reasonably satisfactory to it, either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.
(f)
Patriot Act, etc. The Administrative Agent and each Lender shall have received, prior to the Effective Date, all documentation and other information requested to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.
(g)
No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened, that could reasonably be expected to have a Material Adverse Effect.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed and released its signature page to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Effective Date.

5.2
Conditions to Initial Extension of Credit

. The obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent, provided that such conditions have been satisfied (or otherwise waived by the Administrative Agent and all of the Lenders) on or before May 20, 2021 (and if the following conditions are not satisfied, all commitments and obligations to extend credit hereunder shall terminate):

(a)
Effective Date. The Effective Date shall have occurred.
(b)
Loan Documents. The Administrative Agent shall have received each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:
(i)
the Collateral Information Certificate, executed by a Responsible Officer;
(ii)
if required by any Term Lender, a Term Loan Note executed by the Borrower in favor of such Term Lender;
(iii)
if required by any Revolving Lender, a Revolving Loan Note executed by the Borrower in favor of such Revolving Lender;
(iv)
if required by the Swingline Lender, the Swingline Loan Note executed by the Borrower in favor of such Swingline Lender;
(v)
the Guarantee and Collateral Agreement, executed and delivered by each Grantor named therein;
(vi)
each Intellectual Property Security Agreement, executed by the applicable Grantor related thereto;
(vii)
each other Security Document, executed and delivered by the applicable Loan Party party thereto; and
(viii)
the Flow of Funds Agreement.
(c)
Issuance of 2026 Notes. Borrower shall have issued the 2026 Notes on terms and conditions substantially similar to the 2022 Notes or otherwise reasonably acceptable to the Administrative Agent (it being understood that the draft shared with the Administrative Agent, dated May 5, 2021, is reasonably acceptable), and the refinancing of the Existing Credit Facilities and 2022 Notes shall have occurred, other than with respect to not more than $10,000,000 of principal of the 2022 Notes.

(d)
Responsible Officer’s Certificates. The Administrative Agent shall have received a certificate signed by a Responsible Officer, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.3(a) and (e) have been satisfied, and (B) that there has been no event or circumstance since June 30, 2020 that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect
(e)
Payoff Letters, Etc. (A) The Administrative Agent shall have received the MidCap Payoff Letter duly executed by the parties thereto, (B) all obligations of the Group Members in respect of the Existing Credit Facilities shall, substantially contemporaneously with the funding of certain Loan proceeds on the Closing Date directly to the Existing Agent, as contemplated by the Flow of Funds Agreement, have been paid in full, (C) the Administrative Agent shall be satisfied that all actions necessary to terminate the agreements evidencing the obligations of the Group Members in respect of the Existing Credit Facilities and the Liens of the Existing Agent in the assets of the Group Members securing obligations under the Existing Credit Facilities shall have been, or substantially contemporaneously with the Closing Date, shall be, taken, and (D) the Administrative Agent shall have received such other documents and information related to the Existing Credit Facilities and the refinancing thereof as it may request.
(f)
Collateral Matters.
(i)
Lien Searches. The Administrative Agent shall have received the results of recent lien, judgment and litigation searches reasonably required by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, or Liens to be discharged on or prior to the Closing Date pursuant to the MidCap Payoff Letter or other documentation satisfactory to the Administrative Agent.
(ii)
Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (A) the certificates representing the shares of Capital Stock pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, if any, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(iii)
Filings, Registrations, Recordings, Agreements, Etc. Subject to Section 5.4, each document (including any UCC financing statements, Intellectual Property Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create in favor of the Administrative Agent (for the benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed and delivered to the Administrative Agent or, as applicable, be in proper form for filing, registration or recordation.
(g)
Insurance. Except as set forth in Section 5.4, the Administrative Agent shall have received evidence of customary insurance naming the Administrative Agent as an additional insured and/or lender loss payee, as the case may be, under all property and liability insurance policies maintained with respect to the Collateral.

(h)
Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date (including pursuant to the Fee Letter), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the Flow of Funds Agreement.
(i)
Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Davis Polk and Wardwell LLP, counsel to the Loan Parties, Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties, and Foley & Lardner LLP, Wisconsin counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(j)
Liquidity. The Borrower shall have no less than $40,000,000 of Liquidity as of the Closing Date, after giving effect to the funding of the initial Loans on the Closing Date and to the consummation of the transactions contemplated hereby, including payment in full of the obligations under the Existing Credit Agreement and, subject to clause (c) above, the 2022 Notes.
(k)
Closing Date Leverage. The Group Member’s (x) Consolidated Total Net Leverage shall not exceed 4.50:1.00 and (y) Consolidated Fixed Charge Coverage Ratio shall not exceed 1.25:1.00, in each case after giving effect to the funding of the initial Loans on the Closing Date and to the consummation of the transactions contemplated hereby, including payment in full of the obligations under the Existing Credit Agreement and, subject to clause (c) above, the 2022 Notes.
(l)
Borrowing Notice. The Administrative Agent shall have received, in respect of the Term Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2.
(m)
Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower.
(n)
No Material Adverse Effect. There shall not have occurred since June 30, 2020, any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(o)
No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened, that, in each case, could reasonably be expected to have a Material Adverse Effect.

For purposes of determining compliance with the conditions specified in this Section 5.2, each Lender that has made available to the Administrative Agent on or prior to the Closing Date such Lender’s Revolving Percentage or Term Percentage, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

5.3
Conditions to Each Extension of Credit

. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit, but excluding any Revolving Loan Conversion and any conversion or continuation of Loans pursuant to Section 2.13) is subject to the satisfaction of the following conditions precedent:

(a)
Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date, subject to the limitations set forth in Section 2.27.
(b)
[Reserved].
(c)
Availability. With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 shall be complied with.
(d)
Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof.
(e)
No Default. No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof (other than in connection with Limited Condition Acquisitions as set forth in Section 2.27, in which case there shall be (i) no Default or Event of Default as of the LCA Test Date and (ii) no Event of Default under Section 8.1(a) or (f) as of or on the date of such extension of credit or after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder, each Revolving Loan Conversion and each conversion of a Term Loan shall constitute a representation and warranty by the Borrower as of the date of such extension of credit, Revolving Loan Conversion or conversion of a Term Loan, as applicable, that the conditions contained in this Section 5.3 have been satisfied.

5.4
Post-Closing Conditions Subsequent

. The Borrower shall satisfy each of the conditions subsequent to the Closing Date specified in this Section 5.4 to the satisfaction of the Administrative Agent, in each case, by no later than the date specified for such condition below (or such later date as the Administrative Agent shall agree in its sole discretion):

(n)
within thirty (30) days after the Closing Date, to the extent not delivered to the Administrative Agent on or prior to the Closing Date, deliver to the Administrative Agent insurance certificates satisfying the requirements of Section 6.6 hereof and Section 5.2(b) of the Guarantee and Collateral Agreement, in form and substance satisfactory to the Administrative Agent;
(o)
within ninety (90) days after the Closing Date, deliver to the Administrative Agent Control Agreements with respect to all Deposit Accounts of the Loan Parties, other than Deposit Accounts not required to be subject to a Control Agreement pursuant to the Guarantee and Collateral Agreement; and
(p)
the Borrower shall use commercially reasonable efforts to obtain, within thirty (30) days after the Closing Date, a landlord’s agreement or bailee letter, as applicable, from the lessor or bailee (x) of the Borrower’s chief executive office and (y) any other leased property or any warehouse, processor or converter facility or other location where Collateral with a fair market value in excess of $10,000,000 in the aggregate is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to the Administrative Agent.
SECTION 6

AFFIRMATIVE COVENANTS

Borrower hereby agrees that, at all times prior to the Discharge of Obligations, each of the Loan Parties shall, and, where applicable, shall cause each of its Subsidiaries to:

6.1
Financial Statements

. Furnish to the Administrative Agent, for distribution to each Lender:

(a)
as soon as available, but in any event within (i) ninety (90) days after the end of each fiscal year of the Borrower or (ii) if the Borrower has been granted an extension by the SEC with respect to any fiscal year of the Borrower permitting the late filing by the Borrower of any annual report on form 10-K (including pursuant to Rule 12b-25), the later of (x) 90 days after the end of such fiscal year of the Borrower and (y) the last day of such extension period, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under this Agreement or other Indebtedness permitted pursuant to Section 7.2 occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period), by either Grant Thornton LLP or independent certified public accountants reasonably acceptable to the Administrative Agent; ~~and~~
(b)
beginning with the first fiscal quarter ending after the Closing Date, as soon as available, but in any event within (i) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower or (ii) if the Borrower has been granted an extension by the SEC with respect to any fiscal quarter of the Borrower permitting the late filing by the Borrower of any annual report on form 10-Q (including pursuant to Rule 12b-25), the later of (x) 45 days after the end of such fiscal quarter of the Borrower and (y) the last day of such extension period, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects.; and
(c)
beginning with the first month ending after the Fourth Amendment Effective Date, as soon as available, but in any event within forty-five (45) days after the end of each calendar month of the Borrower, (i) solely for the first two fiscal months of each fiscal quarter and the last fiscal month of each fiscal year, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated statements of income and of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, setting forth in each case in comparative form the figures for the previous year and (ii) accounts payable and accounts receivable aging reports of the Group Members, each in a form reasonably acceptable to the Administrative Agent.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein, and in the case of quarterly financials, except for the absence of footnotes and subject to year-end adjustments) consistently throughout the periods reflected therein and with prior periods.

Additionally, information required to be delivered pursuant to this Section 6.1 and Section 6.2(e) (to the extent any such information is included in Forms 10-K or 10-Q or otherwise filed with the SEC) may be delivered electronically and, shall be deemed to have been delivered on the date (i) on which Borrower posts such information, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.2; (ii) when such information is posted electronically on the Borrower’s behalf on an internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any; or (iii) on which Borrower files such Form 10-K, Form 10-Q or other report, as applicable, with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, if any; provided that, in the case of clauses (i) and (ii), (A) the Borrower shall deliver copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such copies until written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents,

6.2
Certificates; Reports; Other Information

. Furnish to the Administrative Agent, for distribution to each Lender:

(a)
[reserved];
(b)
Compliance Certificates and Liquidity Reports.
(i)
~~(b)~~ concurrently with the delivery of any financial statements pursuant to ~~Section~~Sections 6.1(a) and (b), (x) a Compliance Certificate containing all information and calculations necessary for determining compliance with ~~any applicable~~the financial ~~covenant~~covenants set forth in Sections 7.1(a) and (b) of this Agreement ~~referred to therein~~ as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, ~~and~~ (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of any Loan Party, and (z) solely with respect to the delivery of financial statements pursuant to Section 6.1(a), unless requested to be delivered more frequently (but not more frequently than quarterly) a list of any registered Intellectual Property issued to, applied for or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Effective Date);
(ii)
as soon as available, and in any event no later than five (5) Business Days after the end of each calendar month of the Loan Parties, a Liquidity Report containing all information and calculations necessary for determining compliance with the financial covenant set forth in Section 7.1(c) of this Agreement as of the last day of each such calendar month of the Borrower and areasonably detailed calculation of the Group Members’ cash and Cash Equivalents on deposit at any financial institution, broken out by account, in each case certified by a Responsible Officer as being fairly stated in all material respects;

(c)
as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being understood that Projections are not to be viewed as fact and that actual results may differ by a material amount);
(d)
promptly, and in any event within five (5) Business Days after receipt thereof by any Group Member, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Group Member (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC);
(e)
within five (5) days after the same are sent, copies of each annual report, proxy or financial statement or other material report that any Group Member sends to the holders of any class of its Indebtedness or public equity securities and, within five (5) days after the same are filed, copies of all annual, regular, periodic and special reports and registration statements which any Group Member may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(f)
upon request by the Administrative Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law (including any Healthcare Laws) that, in each case, could reasonably be expected to have a Material Adverse Effect;
(g)
promptly upon receipt by any Group Member obtaining knowledge of the following, written notice thereof prepared in reasonable detail that any Group Member has become subject to any federal, state, local governmental or civil or criminal investigations or audits involving or related to its compliance with Healthcare Laws (including, without limitation, an inquiry or investigation of any Person having “ownership, financial or control interest” (as that phrase is defined in 42 C.F.R. §420.201 et seq.) in any in any Group Member (other than routine audits in the ordinary course of business that are not the result of any actual or alleged violations of Healthcare Laws) that could reasonably be expected to be material to the Group Members, taken as a whole;
(h)
concurrently with the delivery of the financial statements referred to in Section 6.1(a), updated certificates evidencing insurance coverage required to be maintained pursuant to Section 6.6, together with any supplemental reports with respect thereto which the Administrative Agent may reasonably request; and
(i)
promptly, such additional financial and other information as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
6.3
[Reserved].
6.4
Payment of Obligations

. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against the Collateral, except for Liens permitted pursuant to Section 7.3.

6.5
Maintenance of Existence; Compliance

. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary in the normal conduct of its business or necessary for the performance by such Person of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clauses (i) (other than with respect to any Loan Party) or (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower) and Requirements of Law (including any Healthcare Laws) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its ERISA Affiliates to: (1) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Plan; (4) not become a party to any Multiemployer Plan; and (5) ensure that all liabilities under each Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto.

6.6
Maintenance of Property; Insurance

. (a) Keep all tangible property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty loss excepted, and (b) maintain with what, to the knowledge of a Responsible Officer of the Borrower, are financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general geographic area by companies of a similar size that are engaged in the same or a similar business.

6.7
Inspection of Property; Books and Records; Discussions

. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) on five (5) Business Days’ notice (proved that no notice shall be required if an Event of Default has occurred and is continuing) permit representatives and independent contractors of the Administrative Agent (who may be accompanied by any Lender) to visit and inspect any of its properties (subject to the terms of the applicable lease) and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers, directors and employees of the Group Members and with their independent certified public accountants; provided that the Administrative Agent shall give any Group Member an opportunity for its representatives to participate in any discussions with its accountants; provided further that that (i) Borrower’s responsibility to pay the expenses of such inspections shall not exceed once per year at each property, unless an Event of Default has occurred and is continuing and (ii) nothing in this Section 6.7 shall require any Group Member to take any action that would violate a confidentiality agreement (to the extent not created in contemplation of such Group Member’s obligations hereunder), waive any attorney-client or similar privilege or disclose trade secrets.

6.8
Notices.

Give prompt written notice to the Administrative Agent of:

(q)
the occurrence of any Default or Event of Default;
(r)
any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(s)
any litigation or proceeding affecting any Group Member (i) in which the amount involved is $10,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;
(t)
(i) promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than ten (10) Business Days after such event (or such longer period as the Administrative Agent may agree)), the occurrence of any of the following events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event, but only to the extent that such event would reasonably be expected to result in any material liability to the Borrower or any of its ERISA Affiliates: (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

(ii) promptly after the giving, sending or filing thereof, or the receipt thereof, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan, (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

(u)
[reserved];
(v)
any material change in accounting policies or financial reporting practices by any Loan Party;
(w)
at any time Borrower is not a public company or an issuer of securities that are registered with the SEC under Section 12 of the Exchange Act or is required to file reports under Section 15(d) of the Exchange Act, any changes to the beneficial ownership information set forth in that certain

Beneficial Ownership Certificate delivered to the Administrative Agent on April 20, 2021 (as such certificate may be amended, modified or supplemented from time to time); the Loan Parties understand and acknowledge that the Secured Parties rely on such true, accurate and up-to-date beneficial ownership information to meet their regulatory obligations to obtain, verify and record information about the beneficial owners of their legal entity customers; and
(x)
any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.9
Environmental Laws.
(y)
Except as could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(z)
Except as could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
6.10
Operating Accounts. Except as otherwise agreed to by the Administrative Agent, ~~within one year of the Closing Date and~~from and after November 15, 2024 or such later date, as agreed between the Borrower and the Administrative Agent prior to or on November 15, 2024, and at all times thereafter until the Discharge of Obligations, maintain all of the Borrower’s and its Domestic Subsidiaries’ domestic depository accounts, operating accounts, and excess cash and Cash Equivalents with one or more Lenders or their Affiliates; provided that such accounts shall be subject to a first lien priority perfected security interest in favor of the Administrative Agent within ninety (90) days of the Closing Date or such later date as may be agreed to by the Administrative Agent in its sole discretion.
6.11
[Reserved]

.

6.12
Additional Collateral, Etc.
(a)
With respect to any property (to the extent included in the definition of Collateral) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below or (y) any property subject to a Lien expressly permitted by Section 7.3(g)), as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within thirty (30) Business Days or such longer period as the Administrative Agent shall agree in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement (or in the case of a foreign Loan Party, a comparable collateral document that is customary in the applicable foreign jurisdiction) or such other documents as the Administrative Agent reasonably deems necessary or advisable to evidence that such Loan Party is a

Guarantor and to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement (or any comparable foreign collateral document) or by law or as may be reasonably requested by the Administrative Agent.
(b)
With respect to any fee interest in any real property located in the United States having a fair market value (together with improvements thereof) of at least $5,000,000 (or such greater amount as the Administrative Agent may agree in its sole discretion) acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (and in any event within sixty (60) days (or such longer time period as the Administrative Agent may agree in its sole discretion)) after such acquisition, to the extent requested by the Administrative Agent, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with title and extended coverage insurance covering such real property in an amount not in excess of the fair market value as reasonably estimated by the Borrower as well as a current ALTA survey thereof, together with a surveyor’s certificate, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In connection with the foregoing, no later than twenty (20) Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.12, in order to comply with the Flood Laws, the Administrative Agent (for delivery to each Lender) shall have received the following documents (collectively, the “Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”) and such other documents as any Lender may reasonably request to complete its flood due diligence, (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the applicable Loan Party (if applicable) (“Loan Party Notice”) that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the applicable Loan Party’s receipt of any such Loan Party Notice (e.g., countersigned Loan Party Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Loan Party Notice is required to be given and, to the extent flood insurance is required by any applicable Requirement of Law or any Lenders’ written regulatory or compliance procedures and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance that complies with all applicable laws and regulations reasonably satisfactory to the Administrative Agent and each Lender (any of the foregoing being “Evidence of Flood Insurance”). Notwithstanding anything contained herein to the contrary, no Mortgage will be executed and delivered until each Lender has confirmed to the Administrative Agent that such Lender has satisfactorily completed its flood insurance due diligence and compliance requirements. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments, including the provision of any Incremental Facility, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or Swingline Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (A) the prior delivery of all applicable Flood Documents with respect to such Mortgaged Properties as required by the Flood Laws and as otherwise reasonably required by the Lenders and (B) the Administrative Agent having received written confirmation from each Lenders that such Lender has satisfactorily completed its flood insurance due diligence and compliance requirements.

(c)
With respect to any new direct or indirect Domestic Subsidiary (other than an Excluded Subsidiary) created or acquired (including pursuant to a Permitted Acquisition or other permitted Investment) after the Closing Date by any Loan Party, any new Domestic Subsidiary formed by Division (other than an Excluded Subsidiary), or if a Domestic Subsidiary no longer qualifies as an Excluded Subsidiary (except to the extent compliance with this Section 6.12 is prohibited by existing Contractual Obligations (so long as such prohibition is not incurred in contemplation of such acquisition or the obligations hereunder) or Requirements of Law binding on such Domestic Subsidiary or its properties), promptly (and in any event within thirty (30) days or such longer period as the Administrative Agent shall agree in its sole discretion), (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned directly by such Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock (if applicable), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement, with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, in a form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; it being agreed that if such Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary.
(d)
With respect to any new direct Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (except to the extent compliance with this Section 6.12 is prohibited by existing Contractual Obligations (so long as such prohibition is not incurred in contemplation of such acquisition or the obligations hereunder) or Requirements of Law binding on such Foreign Subsidiary or its properties or the creation of any such perfected security interest would reasonably be expected to result in material adverse tax consequences to the Group Members), (i) promptly (and in any event within thirty (30) days or such longer period as the Administrative Agent shall agree in its sole discretion) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement (or foreign collateral document, as applicable), as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Foreign Subsidiary that is directly owned by any such Loan Party to the extent that such Capital Stock is not an Excluded Asset, (ii) promptly (and in any event within thirty (30) days or such longer period as the Administrative Agent shall agree in its sole discretion) deliver to the Administrative Agent the certificates representing such Capital Stock (if certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action (including, as applicable, the delivery of any foreign law pledge documents reasonably requested by the Administrative Agent) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, (iii) solely to the extent required to comply with Section 6.13, promptly (and in any event within ninety (90) days or such longer period as the Administrative Agent shall agree in its sole discretion) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (or in the case of Foreign Subsidiary, a comparable collateral document that is customary in the applicable foreign jurisdiction) and (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (or foreign collateral document, as applicable), with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (iv) promptly (and in any event within ninety (90) days or such longer period as the Administrative Agent shall agree in its sole discretion) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(e)
At the request of the Administrative Agent, each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral with a fair market value in excess of $10,000,000 is stored or located or any property representing the Borrower’s corporate headquarters, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.
(f)
Notwithstanding the foregoing, (1) in the case of Foreign Subsidiaries, all guarantees and security shall be subject to any applicable general mandatory statutory limitations, fraudulent preference, equitable subordination, foreign exchange laws or regulations (or analogous restrictions), transfer pricing or “thin capitalization” rules, earnings stripping, exchange control restrictions, applicable maintenance of capital, retention of title claims, employee consultation or approval requirements, corporate benefit, financial assistance, protection of liquidity, and similar laws, rules and regulations and customary guarantee limitation language in the relevant jurisdiction; provided that the relevant Group Member shall use commercially reasonable endeavors to overcome such limitations (including by way of debt pushdown or seeking requisite approvals), and (2) Subsidiaries may be excluded from the guarantee requirements in circumstances where in the case of Foreign Subsidiaries, such requirements would contravene any legal prohibition, could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties or result in a risk of personal or criminal liability on the part of any officer, director, member or manager of such Subsidiary; provided that the relevant Loan Party shall use commercially reasonable endeavors to overcome such limitations. As a result of the limitations in clause (1) above, the Administrative Agent may elect to waive the requirement to cause a Group Member to become a Guarantor hereunder and such Group Member shall not be a Loan Party for any purposes hereof.
6.13
Loan Party EBITDA Coverage

. At any time the combined Consolidated EBITDA of the Loan Parties on a stand-alone basis fails to account for more than 50.1% of the Consolidated EBITDA of the Group Members for any twelve (12) consecutive month period ending on the last day of any fiscal quarter of the Borrower, to the extent requested by the Administrative Agent, the Borrower shall within thirty (30) days (ninety (90) days in the case of a Foreign Subsidiary) or such later date as the Administrative Agent may approve in its sole discretion), cause a sufficient number of Subsidiaries which are reasonably acceptable to the Administrative Agent (including for the avoidance of doubt any Foreign Subsidiaries or Immaterial Subsidiaries as may be required to satisfy this Section 6.13) as are not then Guarantors to become Guarantors (and deliver such documents, certificates and opinions as may be required to secure a perfected first priority Lien in favor of the Administrative Agent and as otherwise reasonably requested by the Administrative Agent) so that, when the combined Consolidated EBITDA of the Loan Parties on a stand-alone basis is recalculated to include the Consolidated EBITDA of such new Guarantors, the combined Consolidated EBITDA of the Loan

Parties on a stand-alone basis shall account for 50.1% or more of Consolidated EBITDA of the Group Members for such period.

6.14
Use of Proceeds

. Use the proceeds of each credit extension only for the purposes specified in Section 4.16.

6.15
Designated Senior Indebtedness

. Cause the Loan Documents and all of the Obligations to be deemed “Designated Senior Indebtedness” or a similar concept thereto for purposes of any other Indebtedness for borrowed money of the Loan Parties, to the extent that the agreements governing such other Indebtedness includes such concept.

6.16
Anti-Corruption Laws; Sanctions

. Conduct its business in compliance in all material respects with applicable Sanctions, with the FCPA, the UK Bribery Act 2010 and any other applicable anti-corruption laws, and maintain policies and procedures reasonably designed to promote and achieve compliance by the Borrower, its Subsidiaries, and their respective directors, officers and employees with such laws.

6.17
Further Assurances

. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

SECTION 7

NEGATIVE COVENANTS

Borrower hereby agrees that, at all times prior to the Discharge of Obligations, no Loan Party shall, nor shall any Loan Party permit any of its respective Subsidiaries, to, directly or indirectly:

7.1
Financial Condition Covenants.
(a)
Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the last day of any period of four (4) consecutive fiscal quarters of the Group Members set forth below to be less than the ratio set forth below opposite such quarter:

Trailing Four (4) Fiscal Quarters Ending	Consolidated Fixed Charge Coverage Ratio
September 30, 2021	1.25:1.00
December 31, 2021	1.25:1.00
March 31, 2022	1.25:1.00
June 30, 2022	1.25:1.00
September 30, 2022	1.25:1.00
December 31, 2022	1.10:1.00
March 31, 2023	1.15:1.00
June 30, 2023	1.20:1.00
September 30, 2023 through June 30, 2024	1.25:1.00
September 30, 2024	0.60:1.00
~~September 30, 2023~~December 31, 2024 and each fiscal quarter thereafter	1.25:1.00

(b)
Consolidated Senior Net Leverage Ratio. Permit the Consolidated Senior Net Leverage Ratio as at the last day of any period of four (4) consecutive fiscal quarters of the Group Members set forth below to exceed the ratio set forth below opposite such quarter:

Trailing Four (4) Fiscal Quarters Ending	Consolidated Senior Net Leverage Ratio
September 30, 2021	3.50:1.00
December 31, 2021	3.50:1.00
March 31, 2022	3.00:1.00
June 30, 2022	3.00:1.00
September 30, 2022	3.00:1.00
December 31, 2022	3.50:1.00
March 31, 2023	3.00:1.00
June 30, 2023	2.75:1.00
September 30, 2023 through June 30, 2024	2.50:1.00
September 30, 2024	3.75:1.00
~~September 30, 2023~~December 31, 2024 and each fiscal quarter thereafter	2.50:1.00

(c)
Minimum Liquidity. Permit, from and after the Fourth Amendment Effective Date Liquidity to be less than (i) $25,000,000 on the last Business Day of the first two calendar months of each fiscal quarter of the Group Members and (ii) $55,000,000 on the last Business Day of the third calendar month of each fiscal quarter of the Group Members.
7.2
Indebtedness

. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except (and subject to the last sentence of this Section 7.2):

(a)
Indebtedness of any Loan Party (i) pursuant to any Loan Document and (ii) under any Cash Management Agreement;
(b)
Indebtedness of (i) any Loan Party owing to any other Loan Party; (ii) any Group Member (which is not a Loan Party) owing to any other Group Member (which is not a Loan Party); (iii) any Group Member (which is not a Loan Party) owing to any Loan Party, which constitutes an Investment permitted by Sections 7.8(f)(iii) and (l); provided, that such Indebtedness from any Group Member (which is not a Loan Party) owing to a Loan Party shall be evidenced by a master promissory note, and such promissory note shall be pledged as Collateral; and (iv) any Loan Party owing to any Group Member (which is not a Loan Party); provided that such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent;

(c)
Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Group Member (which is not a Loan Party) of the Indebtedness of any Loan Party; (iii) by any Group Member (which is not a Loan Party) of the Indebtedness of any other Group Member (which is not a Loan Party) or (iv) of any Loan Party of the Indebtedness of any Group Member that is not a Loan Party, so long as the aggregate amount of such Guarantee Obligations is an Investment permitted by Sections 7.8(f)(iii) and (l); provided that, in any case of clauses (i), (ii), (iii) or (iv), the underlying Indebtedness so guaranteed is otherwise permitted by the terms hereof;
(d)
Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any Permitted Refinancing;
(e)
Indebtedness (including, without limitation, any Capital Lease Obligations and purchase money financing) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding and any Permitted Refinancing;
(f)
Surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances or similar arrangements, provided that the aggregate amount of any such Indebtedness outstanding at any time shall not exceed $5,000,000;
(g)
Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits (other than ERISA) pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business;
(h)
Indebtedness of the Group Members in an aggregate principal amount, for all such Indebtedness taken together, not to exceed $5,000,000 at any one time outstanding;
(i)
obligations (contingent or otherwise) of the Borrower or any of its Subsidiaries existing or arising under any Specified Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation;
(j)
Indebtedness of a Person (other than the Borrower or a Subsidiary) existing at the time such Person is merged with or into a Borrower or a Subsidiary or becomes a Subsidiary and any Permitted Refinancing, provided that (i) such Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition, (ii) such merger or acquisition constitutes a Permitted Acquisition, (iii) with respect to any such Person who becomes a Subsidiary, (A) such Subsidiary is the only obligor in respect of such Indebtedness, and (B) to the extent such Indebtedness is permitted to be secured hereunder, only the assets of such Subsidiary secure such Indebtedness, and (iv) the aggregate principal amount of such Indebtedness shall not exceed $2,500,000 at any time outstanding;
(k)
Indebtedness in the form of purchase price adjustments, earn outs, deferred compensation, deferred purchase price, seller notes, or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with Investments permitted by Section 7.8; provided that the amount of such obligation shall be deemed part of the cost of such Investment (the amount of which shall be deemed to be the amount required to be accrued as a liability in accordance with GAAP or the amount actually paid);
(l)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(m)
Indebtedness consisting of the financing of insurance premiums;

(n)
Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $110,000,000;
(o)
[reserved]; and
(p)
to the extent constituting Indebtedness, take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

provided that notwithstanding anything to the contrary contained herein, at no time shall the funded Indebtedness for borrowed money of the Loan Parties exceed $232,000,000.

7.3
Liens

. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)
Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP;
(b)
carriers’, warehousemen’s, landlord’s, workman’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings;
(c)
pledges or deposits in connection with workers’ compensation, unemployment insurance and social security or similar legislation;
(d)
pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);
(e)
covenants, conditions, easements, rights-of-way, restrictions, encroachments, protrusions, building codes and other similar encumbrances that, in the aggregate, do not in any case materially detract from the value of the Collateral subject thereto or materially interfere with the ordinary conduct of the business of the applicable Group Member;
(f)
Liens in existence on the date hereof listed on Schedule 7.3(f) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (i) no such Lien is spread to cover any additional property after the Closing Date other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.2(d) and proceeds and products thereof, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.2(d);
(g)
Liens securing Indebtedness incurred pursuant to Section 7.2(e) to finance the acquisition, improvement, repair, lease or construction of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with, or within ninety (90) days after, the acquisition, improvement, repair, lease or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits; provided that, individual financings permitted hereunder of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (iii) the amount of Indebtedness secured thereby is not increased unless such increased Indebtedness is permitted hereunder;
(h)
Liens created pursuant to the Security Documents;
(i)
(x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by a Group Member in the ordinary course of its business and covering only the assets so leased or licensed and customary rights attendant thereto, (y) leases, licenses, subleases and sublicenses of real property granted to others in the ordinary course of business and (z) non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business;
(j)
attachments, appeal bonds, judgments and other similar Liens that do not constitute an Event of Default under Section 8.1(h) of this Agreement;
(k)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by a Group Member, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection or otherwise as occurring as a matter of law;
(l)
(i) cash deposits and liens on cash and Cash Equivalents pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, and (iii) Liens securing Obligations under any Specified Swap Agreements permitted by Section 7.2(i);
(m)
Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with a Group Member or becomes a Subsidiary of a Group Member or acquired by a Group Member and Lies on property existing at the time such property is acquired by a Group Member; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of such Person or property being acquired (and any proceeds, products and accessions thereof and any after-acquired property), and (iii) the applicable Indebtedness secured by such Lien is permitted under Section 7.2;
(n)
the replacement, extension or renewal of any Lien permitted by clause (m) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;
(o)
Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums;
(p)
Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(q)
Liens on any earnest money deposits consisting of earnest money deposits required in connection with a Permitted Acquisition in connection with an acquisition of property not otherwise prohibited hereunder;

(r)
other Liens securing obligations in an outstanding amount not to exceed $5,000,000 at any time; and
(s)
Liens (i) arising from operating leases with respect to assets not owned by any Group Member and the precautionary UCC filings in respect thereof and (ii) on equipment or other materials which are not owned by any Group Member and located on the premises of any Group Member (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with customary practices of the Group Members and the precautionary UCC filings in respect thereof.
7.4
Fundamental Changes

. Consummate any merger, consolidation or amalgamation, division of or by a limited company, or an allocation of assets to a series of a limited liability company (or the unwinding of such division or allocation) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)
(i) any Group Member that is not a Loan Party may be merged, amalgamated or consolidated with or into (A) any Loan Party (provided that a Loan Party shall be the continuing or surviving Person, or the continuing or surviving Person shall become a Loan Party substantially contemporaneous with such merger, amalgamation or consolidation) or (B) any Group Member that is not a Loan Party, and (ii) any Loan Party may be merged, amalgamated or consolidated with or into with any other Loan Party (provided that if such merger, amalgamation or consolidation involves the Borrower, the Borrower shall be the continuing or surviving Person);
(b)
(i) any Group Member that is not a Loan Party may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Group Member or (B) pursuant to a Disposition permitted by Section 7.5 and (ii) any Loan Party (other than the Borrower) may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Loan Party or (B) pursuant to a Disposition permitted by Section 7.5;
(c)
any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and
(d)
any Subsidiary that is a limited liability company may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Loan Parties.
7.5
Disposition of Property

. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)
Dispositions of obsolete, worn out or surplus property in the ordinary course of business;
(b)
Dispositions of Inventory in the ordinary course of business;
(c)
Dispositions permitted by Sections 7.4(b)(i)(A) and (b)(ii)(A);

(d)
the sale or issuance of the Capital Stock of any Subsidiary of the Borrower (i) to the Borrower or any other Loan Party, or (ii) by a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party or (iii) in connection with any transaction that does not result in a Change of Control;
(e)
the use or transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(f)
the non-exclusive licensing or sublicensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;
(g)
the Disposition of property (i) from any Loan Party to any other Loan Party, and (ii) from any Group Member (which is not a Loan Party) to any other Group Member; provided that in each case in which there is a Lien over the relevant property in favor of the Administrative Agent in advance of the Disposition, an equivalent Lien will be granted to the Administrative Agent by the Group Member which acquires the property;
(h)
Dispositions of property subject to a Casualty Event;
(i)
leases or subleases of real property;
(j)
the sale, transfer, disposition or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise, settlement or collection thereof;
(k)
any abandonment, lapse, cancellation, non-renewal, disposition or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith (i) is not material to Group Members’ business and (ii) the cost of maintaining such Intellectual Property would outweigh the benefit to Group Members of so maintaining it;
(l)
Restricted Payments permitted by Section 7.6, Investments permitted by Section 7.8 and Liens permitted by Section 7.3;
(m)
Dispositions of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Group Members so long as such Disposition is made for fair market value, provided that at the time of any such Disposition, no Event of Default shall have occurred and be continuing or would result from such Disposition; and provided further that the Net Cash Proceeds thereof are used to prepay the Term Loans or the Revolving Loans, as applicable, in accordance with Section 2.12(e);
(n)
Dispositions of assets in the ordinary course of business that the applicable Group Member determines in good faith is no longer used or useful in the business of such Group Member;
(o)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between any joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(p)
(i) voluntary cancellations, terminations or surrender by any Group Member of any immaterial lease or license, (ii) the expiration of any option agreement in respect of real or personal property and (iii) the settlement of any litigation claims (to the extent such claims constitutes an asset), in each case, in the ordinary course of business; and

(q)
Dispositions approved by the Administrative Agent.
7.6
Restricted Payments

. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, pay any earn-out payment, seller debt or deferred purchase price payments, declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a)
any Group Member may make Restricted Payments to any Loan Party, and any Group Member that is not a Loan Party may make Restricted Payments to any other Group Member;
(b)
so long as no Event of Default shall have occurred and be continuing at the time of such purchase or would arise after giving effect thereto, without duplication of any Restricted Payment described in clause (k) below, each Group Member may purchase common stock or common stock options from present or former officers, directors, employees or consultants of any Group Member upon the death, disability or termination of employment of such person or otherwise in accordance with any stock option or stock appreciation rights plan or any stock ownership or subscription plan or equity incentive or other similar plan or termination agreement; provided that the aggregate amount of payments made under this clause shall not exceed $2,000,000 during any fiscal year of the Group Members (or such greater amount as the Administrative Agent may agree in its sole discretion);
(c)
[reserved];
(d)
the Group Members may make Restricted Payments so long as immediately after giving effect to such payment Liquidity shall equal or exceed $~~20,000,000~~55,000,000, and immediately after giving effect to such Restricted Payment, (i) the Group Members shall be in compliance with each of the covenants set forth in ~~Section~~Sections 7.1(a) and (b), (ii) the Consolidated Senior Net Leverage Ratio shall not exceed the ratio that is 0.25x less than the applicable covenant level, in each case, based upon financial statements delivered to the Administrative Agent which give pro forma effect to the making of such payment as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered hereunder, and (iii) no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto; provided that, the aggregate amount of payments made under this clause (d) shall not exceed $2,500,000 during any fiscal year of the Group Members;
(e)
any Group Member may make payments in respect of Subordinated Indebtedness to the extent expressly permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders;
(f)
so long as no Event of Default shall have occurred and be continuing at the time of such purchase or would arise after giving effect thereto, (i) the Borrower may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) the Borrower may make repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);
(g)
the Borrower may deliver its common Capital Stock (other than Disqualified Stock) upon conversion of any convertible Indebtedness having been issued by the Borrower;
(h)
each Group Member may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Stock); provided that any such issuance is otherwise permitted hereunder;
(i)
so long as no Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom, Restricted Payments not to exceed $5,000,000 during any fiscal year of the Borrower;
(j)
dividends payable solely in Capital Stock (other than Disqualified Stock) (including stock splits);
(k)
so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, Restricted Payment by the Borrower in accordance with stock option plans or other benefit plans for management or employees of the Borrower or its Subsidiaries in an aggregate amount not to exceed $2,000,000 in the aggregate per fiscal year;
(l)
the cashless repurchase of equity interests deemed to occur upon the exercise of any option or warrant of the Borrower;
(m)
so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, cash payments in lieu of issuing fractional or “odd lot” equity interests in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests in the Borrower (including any Permitted Convertible Indebtedness) in an aggregate amount not to exceed $2,000,000 during the term of this Agreement;
(n)
to the extent constituting Restricted Payments, (i) any refinancing of the 2022 Notes or 2026 Notes that constitutes Permitted Convertible Indebtedness and (ii) pay, when due, interest, fees and reimbursable indemnities and expenses payable in respect of any Permitted Convertible Indebtedness; and
(o)
so long as (i) no Event of Default has occurred and is continuing and (ii) the Borrower shall have no less than $~~40,000,000~~55,000,000 of Liquidity, in each case prior to making such Restricted Payment or would arise after giving effect thereto, Restricted Payments in the form of common stock buybacks by the Borrower made contemporaneously with, or on or prior to the Closing Date; provided that the aggregate amount of all such Restricted Payments in reliance on this clause (o) does not exceed $15,000,000 during the term of this Agreement.
7.7
[Reserved].
7.8
Investments

. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)
extensions of trade credit and advances made in connection with purchases of goods or services, in each case, in the ordinary course of business;
(b)
Investments in cash and Cash Equivalents;
(c)
Guarantee Obligations permitted by Section 7.2;
(d)
(i) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Group Members pursuant to employee stock purchase plans or agreements approved by the applicable Group Member’s board of directors (or other governing body) in an aggregate amount for all Group Members under this clause (d) not to exceed $2,500,000 at any one time outstanding;
(e)
[reserved];
(f)
intercompany Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any other Group Member, or (iii) any Loan Party in any Group Member that is not a Loan Party to the extent that (A) no Default or Event of Defaults exists or would result therefrom, and (B) such Investments do not exceed (1) $7,500,000 in any fiscal year of the Group Members and (2) $15,000,000 in the aggregate during the term of this Agreement;
(g)
Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit or similar transactions;
(h)
Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member;
(i)
Investments held by any Person as of the date such Person becomes a Subsidiary of the Borrower, including in connection with a Permitted Acquisition, provided that (A) such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Person becoming a Subsidiary, and (B) with respect to any such Person which becomes a Subsidiary as a result of such Permitted Acquisition, such Subsidiary remains the only holder of such Investment;
(j)
deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3;
(k)
purchases or other acquisitions by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:

(i)
the newly-created or acquired Subsidiary (or assets acquired in connection with such asset sale) shall be (x) in the same or a related line of business as that conducted by the Borrower on the date hereof, or (y) in a business that is permitted by Section 7.17;
(ii)
all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law;
(iii)
[reserved];
(iv)
the Borrower shall provide to the Administrative Agent as soon as available but in any event not later than five (5) Business Days (or such longer period as approved by the Administrative Agent in its sole discretion) after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition;
(v)
any such newly-created or acquired Subsidiary, or the Loan Party that is the acquirer of assets in connection with an asset acquisition, shall comply with any applicable requirements of Section 6.12 and 6.13,
(vi)
Liquidity shall equal or exceed $~~20,000,000~~55,000,000 as of the date the definitive agreements relating to any such acquisition or other purchase are executed (after giving effect, on a Pro Forma Basis, to the consummation of such acquisition or other purchase);
(vii)
(A) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing (other than in connection with a Limited Condition Acquisition, in which case there shall be (x) no Default or Event of Default as of the LCA Test Date and (y) no Event of Default under Section 8.1(a) or (f) immediately before and immediately giving effect to such purchase, investment or other acquisition), (B) immediately after giving effect to such purchase, investment or other acquisition, the Group Members shall be in pro forma compliance with each of the covenants set forth in ~~Section~~Sections 7.1(a) and (b) and (C) the Consolidated Senior Net Leverage Ratio shall not exceed the ratio that is 0.25x less than the applicable covenant level, in each case, as of the last day of the most recent fiscal quarter for which financial statements have been delivered hereunder (which shall be calculated in accordance with Section 1.4 in the case of a Limited Condition Acquisition);
(viii)
no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.2;
(ix)
such purchase or acquisition shall not constitute an Unfriendly Acquisition;
(x)
[reserved]; and
(xi)
if the consideration to be paid (or payable) in connection with such purchase, investment or acquisition is greater than $10,000,0000, the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), (A) a copy of all applicable business and financial due diligence information reasonably available to the Borrower, and (B) a certificate of a Responsible Officer, certifying that that such purchase, investment or acquisition constitutes a Permitted Acquisition and demonstrating compliance with clause (vii) above;

(l)
so long as no Event of Default exists at the time of such Investment or immediately after giving effect thereto, in addition to Investments otherwise expressly permitted by this Section, Investments by the Group Members the aggregate amount of all of which Investments (valued at cost) does not exceed $5,000,000 during any fiscal year of the Group Members;
(m)
to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e. "cost-plus" arrangements) that are on arm’s length terms and in the ordinary course of business;
(n)
promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5, to the extent not exceeding the limits specified therein with respect to the receipt of non-cash consideration in connection with such Dispositions;
(o)
Investments (i) in existence on the date hereof listed on Schedule 7.8(o), (ii) consisting of capital contributions made to Subsidiaries prior to the Effective Date and (iii) any modification, replacement, renewal or extension of any Investments made by a Borrower in an Excluded Subsidiary so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 7.8;
(p)
Investments constituting installment sales of equipment in the ordinary course of business;
(q)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided, however, that this clause (q) shall not apply to Investments of the Borrower in any Subsidiary;
(r)
Investments for which the entire consideration is in the form of Capital Stock (other than Disqualified Stock) of the Borrower; and
(s)
Capital Expenditures.
7.9
ERISA

. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, Borrower shall not, and shall not permit any of its ERISA Affiliates to: (a) terminate any Pension Plan so as to result in any liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event which presents the risk of a liability to the Borrower or any ERISA Affiliate, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could be reasonably likely to result in any material liability to the Borrower or any ERISA Affiliate, (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

7.10
Payments and Modifications of Certain Preferred Stock and Debt Instruments.

(a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (i) that would move to an earlier date the scheduled redemption date (but only to the extent that moving any such scheduled redemption date would result in the redemption to be prior to ninety-one (91) days after the Revolving Termination Date) or increase the amount of any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that could reasonably be expected to be otherwise materially adverse to any Lender or any other Secured Party; (b) other than pursuant to any refinancing or replacement of Indebtedness permitted by Section 7.2, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document and Subordinated Indebtedness which is addressed in Section 7.22) that would shorten the maturity (but only to the extent such shortening, would result in the maturity of such Indebtedness to be prior to 91 days after the Revolving Termination Date) or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that could reasonably be expected to be otherwise materially adverse to any Lender or any other Secured Party; or (c) make any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance, sinking fund, settlement, conversion or similar payment with respect any Permitted Convertible Indebtedness unless made exclusively with common stock of the Borrower and cash in lieu of a fractional share due upon conversion thereof or in connection with a refinancing of existing Permitted Convertible Indebtedness with new Permitted Convertible Indebtedness to the extent permitted hereunder; provided that the Borrower may (x) make any payments in respect of the 2022 Notes that were not repaid or redeemed on or prior to the Closing Date so long as the Payment Conditions are satisfied and (y) pay, when due, interest, fees and reimbursable indemnities and expenses payable in respect of any Permitted Convertible Indebtedness.

7.11
Transactions with Affiliates

. Except as otherwise disclosed on Schedule 7.11, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party) unless such transaction is (a) (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member, and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) a Restricted Payment permitted by Section 7.6, (c) reasonable and customary indemnification arrangements, employee benefits, compensation arrangements (including equity-based compensation and bonuses), and reimbursement of expenses of employees, consultants, officers, and directors, in each case, approved by the board of directors or management of the Borrower or its Subsidiaries, (d) for sales of equity interests in the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith.

7.12
Sale Leaseback Transactions

. Enter into any Sale Leaseback Transaction, except in connection with transactions that would be permitted under this Section 7.

7.13
Swap Agreements

. Enter into any Swap Agreement, except Specified Swap Agreements which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure (other than those in respect of Capital Stock), or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.

7.14
Accounting Changes

. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15
Negative Pledge Clauses

. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other similar agreements and (d) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein, (e) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3(c), (d), (f), (g), (l), (m), (n), and (q) (provided that any such restriction relates only to the assets or property subject to such Lien), (f) customary provisions in joint venture agreement and other similar agreements that restrict the transfer of ownership interests in such joint ventures or provisions limiting the disposition or distribution of assets or property (other than dividends on a pro rata basis based on ownership percentage) of the applicable joint venture, which limitation is applicable only to the assets that are the subject of such agreements; provided that such agreement was not entered into in contravention of the terms of the Loan Documents, (f) limitations set forth in Subordinated Indebtedness and (g) limitations set forth in any Permitted Convertible Indebtedness and the Existing Credit Facilities.

7.16
Clauses Restricting Subsidiary Distributions

. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or, in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement is not as a whole materially less favorable to such Subsidiary, (vi) restrictions under any Subordinated Debt Documents, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset and customary restrictions contained in purchase agreements and acquisition agreements (including by way of merger, acquisition or consolidation), to the extent in effect pending the consummation of such transaction, (viii) customary net worth provisions or similar financial maintenance provisions contained in real property leases entered into by a Foreign Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations under the Loan Documents, (ix) applicable law, (x) restrictions on cash or other deposits or net worth imposed under agreements entered into in the ordinary course of business, (xi) provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business, (xii) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3(c), (d), (f), (g), (l), (m), (n), and (q) (provided that any such restriction relates only to the assets or property subject to such Lien) or (xiii) restrictions set forth in any Permitted Convertible Indebtedness and the Existing Credit Facilities.

7.17
Lines of Business

. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement or that are reasonably related, ancillary or incidental thereto.

7.18
[Reserved]

.

7.19
[Reserved].
7.20
Amendments to Organizational Agreements.

Amend or permit any amendments to any Loan Party’s organizational documents if such amendment could reasonably be expected to be materially adverse to the Administrative or the Lenders.

7.21
Use of Proceeds

. Use the proceeds of any Loan or extension of credit hereunder, whether directly or indirectly, (a) to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board; (b) to finance an Unfriendly Acquisition; or (c) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Lead Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions (or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in violation of the foregoing); or (c) for any purpose which would breach the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

7.22
Subordinated Indebtedness.

Amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (i) does not adversely affect the Group Members’ ability to pay and perform each of their Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the

Administrative Agent and the Lenders in any material respect, and (ii) is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

7.23
Anti-Terrorism Laws.

Conduct, deal in or engage in or permit any Affiliate or agent of any Loan Party within its control to conduct, deal in or engage in any of the following activities: (a) conduct any business or engage in any transaction or dealing with any person blocked pursuant to Executive Order No. 13224 (a “Blocked Person”), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act.

7.24
Limitations on Morphormics, Inc.

The Borrower shall not permit Morphormics, Inc. to, directly or indirectly, (a) enter into or permit to exist any transaction or agreement (including any agreement for the incurrence or assumption of Indebtedness), between itself and any other Person, (b) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets and the performance of ministerial or administrative activities and payment of taxes and administrative fees necessary for the maintenance of its existence, (c) consolidate or merge with or into any other Person, or (d) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired.

SECTION 8

EVENTS OF DEFAULT
8.1
Events of Default

. The occurrence of any of the following shall constitute an Event of Default:

(a)
the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)
any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or (ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or
(c)
(i) any Loan Party shall default in the observance or performance of any agreement contained in (A) Section 5.4, Section 6.1, or Section 6.2 (and in each case of this sub-clause (A) such default shall continue unremedied for a period of five (5) Business Days), or (B) clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8(a), Section 6.16 or Section 7 of this Agreement or (ii) an “Event of Default” under and as defined in any Security Document shall have occurred and be continuing beyond any applicable notice or cure period therein; or

(d)
any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document applicable to it (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of thirty (30) days thereafter; or
(e)
(i) any Group Member shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto, or within the applicable notice or cure period with respect to such due date; (B) default in making any payment of any interest, fees, costs or expenses on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (C) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (D) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (1) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (2) to cause, with the giving of notice if required, any Group Member to purchase, redeem, mandatorily prepay or make an offer to purchase, redeem or mandatorily prepay such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clauses (i)(A), (B), (C), or (D) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in any of clauses (i)(A), (B), (C), or (D) of this Section 8.1(e) shall have occurred with respect to Indebtedness, the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value that is or would be owed by a Group Member (other than in the form of Capital Stock of the Borrower that is not Disqualified Stock) of which exceeds $5,000,000; provided, further, that this clause (e)(i) shall not apply to any event that permits or causes repurchase, payment, prepayment, redemption, conversion, settlement or exchange of Permitted Convertible Indebtedness that is not the result of a breach or default by a Group Member of the terms of an agreement governing such Permitted Convertible Indebtedness or an event or condition that constitutes an Event of Default hereunder; or (ii) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Group Member (after any applicable grace period (but excluding any standstill or similar period) and to the extent not waived); or
(f)
(i) any Group Member (other than any Immaterial Subsidiary) shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than any Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days (provided that, during such 60 day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof (provided that, during such 60 day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iv) any Group Member (other than any Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)
there shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of $5,000,000 during the term of this Agreement; or there exists an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $5,000,000; or
(h)
there is entered against any Group Member (i) one or more final judgments or orders for the payment of money involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or
(i)
(i) any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof or hereof), or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
(ii)
any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or
(j)
the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or
(k)
a Change of Control shall occur; or
(l)
any Loan Document (including the subordination provisions of any subordination agreement or intercreditor agreement governing Subordinated Indebtedness) not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document.
8.2
Remedies Upon Event of Default

. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)
if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and
(b)
if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) any Cash Management Bank may terminate any Cash Management Agreement then outstanding and declare all Obligations then owing by the Group Members under any such Cash Management Agreements then outstanding to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) the Administrative Agent may exercise on behalf of itself, any Cash Management Bank, the Lenders and the Issuing Lender all rights and remedies available to it, any such Cash Management Bank, the Lenders and the Issuing Lender under the Loan Documents.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3.

In addition, (x) the Borrower shall also Cash Collateralize the full amount of any Swingline Loans then outstanding, and (y) to the extent elected by any applicable Cash Management Bank, the Borrower shall also Cash Collateralize the amount of any Obligations in respect of Cash Management Services then outstanding, which Cash Collateralized amounts shall be applied by the Administrative Agent to the payment of all such outstanding Cash Management Services, and any unused portion thereof remaining after all such Cash Management Services shall have been fully paid and satisfied in full shall be applied by the Administrative Agent to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents in accordance with the terms of Section 8.3.

(c)
After all such Letters of Credit and Cash Management Agreements shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties (including any such Obligations arising in connection with Cash Management Services) shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
8.3
Application of Funds

. After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.19, 2.20 and 2.21 (including interest thereon)) payable to the Administrative Agent, in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Lenders, the Issuing Lender ((including any Letter of Credit Fronting Fees and Issuing Lender Fees), and any Qualified Counterparty and any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and the reasonable, documented out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender, and amounts payable under Sections 2.19, 2.20 and 2.21), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent that the Swingline Lender has advanced any Swingline Loans that have not been refunded by each Lender’s Swingline Participation Amount, payment to the Swingline Lender of that portion of the Obligations constituting the unpaid principal of and interest upon the Swingline Loans advanced by the Swingline Lender;

Fourth, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of any Cash Management Services and on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fifth and payable to them;

Sixth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10;

Seventh, for the account of any applicable Qualified Counterparty and any applicable Cash Management Bank, to any settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Cash Management Agreements not paid pursuant to clause Fifth and to cash collateralize Obligations arising under any then outstanding Specified Swap Agreements and Cash Management Services, in each case, ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Eighth and payable to them; and

Last, the balance, if any, after the Discharge of Obligations, to the Borrower or as otherwise required by applicable Requirements of Law.

Subject to Sections 2.24(a), 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement or any other applicable Security Document; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3.

SECTION 9

THE ADMINISTRATIVE AGENT
9.1
Appointment and Authority.
(a)
Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)
The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders, the Issuing Lender, and the Swingline Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or obligations, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)
The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty and provider of Cash Management Services) hereby irrevocably (i) authorizes the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and

Collateral Agreement and any intercreditor or subordination agreements, and (ii) appoints and authorizes the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.
9.2
Delegation of Duties

. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

9.3
Exculpatory Provisions

. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)
be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(b)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2, Section 5.3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4
Reliance by Administrative Agent

. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5
Notice of Default

. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6
Non-Reliance on Administrative Agent and Other Lenders

. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement. Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

9.7
Indemnification

. Each of the Lenders agrees to indemnify each of the Administrative Agent, the Issuing Lender and the Swingline Lender and each of its Related Parties in its capacity as such (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Loan Parties to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Loan Parties; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct, and that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8
Agent in Its Individual Capacity

. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Group Members or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9
Successor Administrative Agent.
(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (so long as no Event of Default has occurred and is continuing, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and appoint a successor (so long as no Event of Default has occurred and is continuing, in consultation with the Borrower). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed

Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.
9.10
Collateral and Guaranty Matters

.

(a)
The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)
to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (A) upon the Discharge of Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (C) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;
(ii)
to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.3(g) and (i); and
(iii)
to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the guaranty pursuant to this Section 9.10.

(b)
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)
Notwithstanding anything contained in any Loan Document, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guaranty of the Obligations (including any such guaranty provided by the Guarantors pursuant to the Guarantee and Collateral Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof; provided that, for the avoidance of doubt, in no event shall a Secured Party be restricted hereunder from filing a proof of claim on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or any other judicial proceeding. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of such Secured Party (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, to have agreed to the foregoing provisions. In furtherance of the foregoing, and not in limitation thereof, no Specified Swap Agreement and no Cash Management Agreement, the Obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the Obligations of any Loan Party under any Loan Document except as expressly provided herein or in the Guarantee and Collateral Agreement. By accepting the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, any Secured Party that is a Cash Management Bank or a Qualified Counterparty shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and to have agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
9.11
Administrative Agent May File Proofs of Claim

. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.5) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

ARTICLE II
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12
No Other Duties, etc

. Anything herein to the contrary notwithstanding, the Lead Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Issuing Lender or the Swingline Lender hereunder.

9.13
Cash Management Bank and Qualified Counterparty Reports

. Each Cash Management Bank and each Qualified Counterparty agrees to furnish to the Administrative Agent, as frequently as the Administrative Agent may reasonably request, with a summary of all Obligations in respect of Cash Management Services and/or Specified Swap Agreements, as applicable, due or to become due to such Cash Management Bank or Qualified Counterparty, as applicable. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Cash Management Bank or Qualified Counterparty (in its capacity as a Cash Management Bank or Qualified Counterparty and not in its capacity as a Lender) unless the Administrative Agent has received written notice thereof from such Cash Management Bank or Qualified Counterparty and if such notice is received, the Administrative Agent shall be entitled to assume that the only amounts due to such Cash Management Bank or Qualified Counterparty on account of Cash Management Services or Specified Swap Agreements are set forth in such notice.

9.14
Erroneous Payments

.

(a)
If the Administrative Agent notifies a Lender, Issuing Lender, Swingline Lender, or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender, Swingline Lender, or Secured Party (any such Lender, Issuing Lender, Swingline Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Swingline Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender, Swingline Lender, or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender, Issuing Lender, Swingline Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender, Swingline Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender, Swingline Lender, or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender, Issuing Lender, Swingline Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).
(c)
Each Lender, Issuing Lender, Swingline Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender, Swingline Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender, Swingline Lender or Secured Party from any source, against any amount due to the Administrative Agent under clause (a) hereof or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a) hereof, from any Lender, Issuing Lender or Swingline Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender, Issuing Lender or Swingline Lender at any time, (i) such Lender, Issuing Lender or Swingline Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the

Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender, Issuing Lender or Swingline Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, Issuing Lender or Swingline Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender, assigning Issuing Lender or assigning Swingline Lender shall cease to be a Lender, Issuing Lender or Swingline Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, assigning Issuing Lender or assigning Swingline Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender, Issuing Lender or Swingline Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Lender or Swingline Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender, Issuing Lender or Swingline Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender, Swingline Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine

Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, a Swingline Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.15
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the

Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(b)
The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.16
Survival

. This Section 9 shall survive the Discharge of Obligations.

SECTION 10

MISCELLANEOUS
10.1
Amendments and Waivers.
(aa)
Neither this Agreement, any other Loan Document (other than any L/C Related Document), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1, Section 2.17 or Section 2.27. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee or other amount payable hereunder (except that no amendment or modification of defined terms used in the financial covenants in this Agreement or waiver of any Default or Event of Default or the right to receive interest at the Default Rate) shall constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or Term Commitment (including for the avoidance of doubt, the date set forth in Section 5.2), in each case, without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any Loan Document, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the value of the guarantees (taken as a whole) of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) amend, modify or waive the pro rata requirements of Section 2.18, Section 10.7(a), or any other provision of the Loan Documents requiring pro rata treatment of the Lenders without the written consent of each Lender; (E) contractually subordinate the Obligations (including any guarantee thereof), or the Liens on all or substantially all of the Collateral granted under the Loan Documents, to any other Indebtedness or Lien (including, without limitation, any other Indebtedness or Lien issued under the Credit Agreement or any other agreement), in each case without the written consent of all Lenders; (F) amend, modify or waive any of the requirements in Section 5.2 without the written consent of all Lenders; (G) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (H) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (I) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (J) amend or modify the application of prepayments set forth in Section 2.12(e) or the application of payments set forth in Section 8.3 without the written consent each Lender and the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Issuing Lender, each Cash Management Bank, each Qualified Counterparty, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Issuing Lender may amend any of the L/C Related Documents without the consent of the Administrative Agent or any other Lender, and the Issuing Lender, Administrative Agent and the Borrower may make customary technical amendments if any Letter of Credit shall be issued hereunder in a currency other than U.S. Dollars. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment or Term Loan Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(bb)
Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower requests that this Agreement or any of the other Loan Documents be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the Borrower, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:
(i)
the termination of the Commitment of each such Minority Lender;
(ii)
the assumption of the Loans and Commitment of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.23; and
(iii)
the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.
(cc)
[Reserved].
(dd)
Notwithstanding any other provision, no consent of any Lender (or other Secured Party other than the Administrative Agent) shall be required to effectuate any amendment to implement any Incremental Facility permitted by Section 2.27 or to effect an alternate interest rate in a manner consistent with Section 2.17.
(ee)
Notwithstanding any provision herein to the contrary, any Cash Management Agreement and Specified Swap Agreement may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.

(ff)
Notwithstanding any provision herein or in any other Loan Document to the contrary, no Cash Management Bank and no Qualified Counterparty shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of Cash Management Services or Specified Swap Agreements or Obligations owing thereunder, nor shall the consent of any such Cash Management Bank or Qualified Counterparty, as applicable, be required for any matter, other than in their capacities as Lenders, to the extent applicable.
(gg)
The Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the Loan Documents to cure any omission, mistake or defect.
10.2
Notices

. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	Accuray Incorporated 1310 Chesapeake Terrace Sunnyvale, CA 94089 Attention: Shig Hamamatsu Telephone No.: +1.408.789.4424 E-Mail: shamamatsu@accuray.com with a copy (which shall not constitute notice) to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: John Perry E-Mail: john.perry@davispolk.com

Administrative Agent:

First-Citizens Bank & Trust Company

11 West 42nd Street

New York, NY 10036

Attention: Justin Roberts

E-Mail: juroberts@svb.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Charles W. Stavros, Esq.

E-Mail: cstavros@mofo.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(hh)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent and the Borrower otherwise prescribe, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(a)
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(b)
(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3
No Waiver; Cumulative Remedies

. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4
Survival of Representations and Warranties

. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Borrower shall pay or reimburse (i) all reasonable, documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent and one local counsel in each reasonably necessary jurisdiction retained by the Administrative Agent in consultation with the Borrower), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of one primary counsel for the Administrative Agent and the Lenders (which shall be counsel to the Administrative Agent), one local counsel in each reasonably necessary jurisdiction retained by the Administrative Agent) and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one local counsel in each reasonably necessary jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such reasonable and documented out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Group Members, or any Environmental Liability related in any way to the Group Members, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are determined by a court of competent jurisdiction by final and nonappealable judgment to have not resulted from an act or omission by any Group Member and have been brought by an Indemnified Party against any other Indemnified Party (other than disputes involving SVB, solely in its capacity as Administrative Agent). This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Each Indemnitee shall promptly notify the Borrower in writing of any such claim, litigation, investigation or proceeding and shall grant the Borrower consultation rights over defense and settlement, and shall reasonably cooperate in response to the Borrower’s request for assistance.
(c)
Reimbursement by Lenders. To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.20(e).
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)
Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f)
Survival. Each party’s obligations under this Section shall survive the Discharge of Obligations.
10.6
Successors and Assigns; Participations and Assignments.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (which, for purposes of this Section 10.6, shall include any Cash Management Bank and any Qualified Counterparty, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or the Term Loan Facility, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned, or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 10.6 and, in addition:
(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)
the consent of the Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.
(v)
No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any Disqualified Lender so long as no Specified Event of Default has occurred and is continuing.
(vi)
No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person).

(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
ARTICLE III
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Disqualified Lender (but only so long as no Specified Event of Default has occurred and is continuing at the time of such participation), a natural Person, a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such

Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.20(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).
ARTICLE IV
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered by such Participant to the Lender granting such participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.23 as if it were an assignee under Section 10.6(b); and (B) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(k) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)
Notes. The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.
(g)
Representations and Warranties of Lenders. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be,

represents and warrants as of the Effective Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).
10.7
Adjustments; Set-off.
(a)
Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)
Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of any Loan Party, as the case may be, against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.

10.8
Payments Set Aside

. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Discharge of Obligations.

10.9
Interest Rate Limitation

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10
Counterparts; Electronic Execution of Assignments.
(a)
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Agent.
(b)
The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.11
Severability

. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.12
Integration

. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.13
GOVERNING LAW

. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY CLAIM, CONTROVERSY, DISPUTE, CAUSE OF ACTION, OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAW RULES) OF THE STATE OF NEW YORK. This Section 10.13 shall survive the Discharge of Obligations.

10.14
Submission to Jurisdiction; Waivers

. Each party hereto hereby irrevocably and unconditionally:

(ii)
agrees that all disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement, any other Loan Document, any contemplated transactions related hereto or thereto, or the relationship between any Loan Party, on the one hand, and the Administrative Agent or any Lender or any other Secured Party, on the other hand, and any and all other claims of any Group Member against the Administrative Agent or any Lender or any other Secured Party of any kind, shall be brought only in a state court located in the Borough of Manhattan or the Southern District of New York, or in a federal court sitting in the Borough of Manhattan or the Southern District of New York; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender or any other Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender or any other Secured Party. The Borrower, on behalf of itself and each other Loan Party, (i) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court and to the selection of any referee referred to below, (ii) hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court, and (iii) agrees that it shall not file any motion or other application seeking to change the venue of any such suit or other action. The Borrower, on behalf of itself and each other Loan Party, hereby waives personal service of any summons, complaints, and other process issued in any such action or suit and agrees that service of any such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower at the address set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;
(jj)
WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY AND THEREBY, AMONG ANY OF THE PARTIES HERETO AND THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL; and
(kk)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that nothing contained herein shall limit the right of any Indemnitee to be indemnified as provided in this Agreement and the other Loan Documents.

This Section 10.14 shall survive the Discharge of Obligations.

10.15 Acknowledgements

. Borrower hereby acknowledges that:

(a)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)
in connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower, on behalf of each Group Member, acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, and the Lenders and any Affiliate thereof are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective applicable Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, its Affiliates, each Lender and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, its Affiliates, any Lender nor any of their Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, its Affiliates, the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, its Affiliates, any Lender nor any of their Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the

Administrative Agent, its Affiliates, each Lender and any of their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby; and
(c)
no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Group Members and the Lenders.
10.15
Releases of Guarantees and Liens.
(a)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below.
(b)
Upon the Discharge of Obligations, the Collateral (other than any cash collateral securing any Specified Swap Agreements, any Cash Management Services or outstanding Letters of Credit) shall be released from the Liens created by the Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to Cash Collateralize any Obligations arising in connection with Cash Management Agreements), and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to Cash Collateralize any Obligations arising in connection with Cash Management Agreements) shall terminate, all without delivery of any instrument or performance of any act by any Person.
10.16
Treatment of Certain Information; Confidentiality

. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Group Member or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Lenders, and any of their respective Related Parties, may (A) disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments; and (B) use any information (not constituting Information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the credit facilities contemplated by this Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense.

Each of the Administrative Agent, the Lenders, and the Issuing Lender acknowledges that (x) the Information may include material non-public information concerning the Group Members, (y) it has developed compliance procedures regarding the use of material non-public information, and (z) it will handle such material non-public information in accordance with applicable Requirements of Law, including applicable federal and state securities laws, rules and regulations.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws, rules, and regulations.

For purposes of this Section, “Information” means all information received from the Group Members relating to the Group Members or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Group Members; provided that, in the case of information received from the Group Members after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.17
Automatic Debits

. With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Borrower hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.18 shall be deemed a set-off.

10.18
Judgment Currency

. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower or any other Loan Party in the Agreement Currency, the Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).

10.19
Patriot Act; Other Regulations

. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and 31 C.F.R. § 1010.230, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party and certain related parties thereto, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower, each other Loan Party and certain of their beneficial owners and other officers in accordance with the Patriot Act and 31 C.F.R. § 1010.230. The Borrower and each other Loan Party will, and will cause each of their respective Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and documents and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with “know your customer” requirements under the PATRIOT Act, 31 C.F.R. § 1010.230 or other applicable anti-money laundering laws.

10.20
Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any liability, including, if applicable
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21
Acknowledgement Regarding Any Supported QFCs

.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties hereto hereby acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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